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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tyco International Ltd
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January 19, 2007

Dear Shareholder,

        You are cordially invited to attend the 2007 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 8, 2007 at 9:00 a.m., Atlantic time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

Yours sincerely,
/s/ Edward D. Breen
Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

2007 Proxy Statement

TYCO INTERNATIONAL LTD.

NOTICE OF 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 8, 2007

        NOTICE IS HEREBY GIVEN that the 2007 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 8, 2007 at 9:00 a.m., Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM 08, Bermuda for the following purposes:

  1.
  To elect the Board of Directors;

  2.
  To re-appoint Deloitte & Touche LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration;

  3.
  To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 29, 2006.

        This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 22, 2007 to each holder of record of Tyco common shares at the close of business on January 12, 2007. Only holders of record of Tyco common shares on January 12, 2007 are entitled to notice of, and to attend and vote at the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                        By Order of the Board of Directors,
                        /s/ William B. Lytton
                        William B. Lytton
                        Executive Vice President and General Counsel

January 19, 2007

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

2007 Proxy Statement

2007 Proxy Statement            i

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INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 8, 2007. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Tyco's 2006 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 29, 2006, which includes the audited consolidated financial statements of Tyco for the fiscal year ended September 29, 2006, are enclosed with or have been sent in advance of these materials.

Tyco has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 12, 2007, the record date for the Annual General Meeting. Any Tyco shareholder as of the record date who does not receive a copy of this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Annual General Meeting or by contacting Tyco at (441) 298-9732.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 12, 2007 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the company share funds of the Tyco retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.

2007 Proxy Statement            1

Who is entitled to vote?
Each holder of record of Tyco common shares on January 12, 2007, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.
How many votes do I have?
Every holder of a common share on the record date will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 12, 2007, there were 1,976,314,29? common shares outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Tyco intends to present proposals numbered one and two for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• Election of the Board of Directors;
• Re-appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors' remuneration.

Other than matters incident to the conduct of the Annual General Meeting, Tyco does not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares. Registration will begin at 8:00 a.m. Atlantic Time and the Annual General Meeting will begin at 9:00 a.m. Atlantic Time.
How do I vote?	You can vote in the following ways:
•
By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.

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•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.
Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted: "FOR" the election of all nominees to the Board of Directors named on the proxy card; "FOR" proposal two; and with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways at any time before it is exercised:
	•	Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
	•	Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
	•	If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.

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What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of the proxy materials, Annual Report and Form 10-K will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Tyco's common shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement, Annual Report and Form 10-K to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Tyco will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement, Annual Report and Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the Proxy Statement, Annual Report and Form 10-K, now or in the future, should submit their request to Tyco by telephone at (441) 298-9732 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.
What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.
What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for election of directors, the re-appointment of Tyco's independent auditors and authorization of the Audit Committee of the Board of Directors to set the auditors' remuneration. Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

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Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 7, 2007 by hand or mail at:	by 7:00 a.m. on March 8, 2007 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3510 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 7, 2007 by hand or mail at:	by 5:00 p.m. on March 7, 2007 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited Law Department 7th Floor Broadgate West 9 Appold Street London EC2A 2AP United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Unit 38, 38 South Street, Rydalmere NSW 2116 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

2007 Proxy Statement            5

OVERVIEW

        On January 13, 2006, the Company announced that its Board of Directors approved a plan to separate the Company into three separate, publicly traded companies: Tyco Healthcare, one of the world's leading diversified healthcare companies; Tyco Electronics, the world's largest passive electronic components manufacturer; and a combination of Tyco Fire and Security and Engineered Products and Services, a global business with leading positions in residential and commercial security, fire protection and industrial products and services (the "Proposed Separation"). After thorough reviews of strategic options, the Board of Directors believes that this strategy is the best way to position our market-leading companies for sustained growth and value creation.

        Consummation of the Proposed Separation is subject to certain conditions, including final approval by the Tyco Board of Directors, receipt of necessary tax rulings, required opinions of counsel, the filing and effectiveness of registration statements with the Securities and Exchange Commission ("SEC") and the completion of any necessary debt refinancings. Approval by the company's shareholders is not required as a condition to the consummation of the Proposed Separation. Tyco has received a private letter ruling from the Internal Revenue Service ("IRS") regarding the U.S. federal income tax consequences of the Proposed Separation, noting it will qualify as tax-free. Tyco expects to file registration statements in connection with the Proposed Separation during January 2007. Following the Proposed Separation, Tyco's shareholders will own 100% of the equity in all three companies through tax-free stock dividends.

        In 2006, corporate governance in the area of executive compensation has received greater attention, both by governmental regulators and shareholders. Even though the changes to disclosure rules relating to executive compensation policies, practices and procedures will be effective for the Company's 2008 Annual General Meeting, the Compensation and Human Resources Committee Report in this year's proxy statement incorporates many of the principles of the recently amended rules.

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors (the "Board") has adopted governance principles to provide guidelines for Tyco (or the "Company") and the Board to implement effective corporate governance practices. The governance principles are summarized below, and the full text of the governance principles is posted on the Company's website at www.tyco.com. We will also provide a copy of the governance principles to shareholders upon request.

Mission of the Board of Directors

        The mission of the Board is to promote the long-term health and growth of Tyco in the interest of its shareholders and to set an ethical "tone at the top." To this end, the Board provides management with strategic guidance, and also ensures that management adopts and implements procedures designed to promote both legal compliance and the highest standards of honesty, integrity and ethics throughout the organization.

Board Responsibilities

        The Board's responsibilities include:

  •
  Reviewing and approving management's strategic business plans and operating performance;

  •
  Reviewing and approving financial plans, objectives and actions, including significant capital allocations and expenditures;

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  Monitoring management's execution of corporate plans and objectives;

  •
  Advising management on significant decisions and reviewing and approving major transactions;

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  Recommending director candidates for election to shareholders;

6            2007 Proxy Statement

  •
  Appraising the Company's major risks and overseeing that appropriate risk management and control procedures are in place;

  •
  Selecting, monitoring, evaluating, compensating and, if necessary, replacing, the Chief Executive Officer and other senior executives, and maintaining management development and succession plans;

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  Determining the Chief Executive Officer's compensation, and approving senior executives' compensation, based on performance in meeting pre-determined standards and objectives;

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  Determining that procedures are implemented to promote compliance with laws and regulations, and setting an ethical "tone at the top";

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  Determining that procedures are in place to promote integrity and candor in the audit of Tyco's financial statements and operations, and in all financial reporting and disclosure activities; and

  •
  Designing and assessing the effectiveness of its own governance practices and procedures.

Board Risk Management

        The Board is responsible for appraising the company's major risks, for determining that appropriate risk management and control procedures are in place, and for overseeing that senior executives take appropriate steps to manage or mitigate all major risks. Members of the Board conduct regular site visits to business locations to assess risks and evaluate the Company's control procedures.

Board Organization

        The business of the Company is managed under the direction of the Board for the benefit of the shareholders. The Board delegates its authority to management for managing the everyday affairs of the Company. The Board requires that senior management review major actions and initiatives with the Board prior to implementation.

        The Board consists of a substantial majority of independent directors who meet a stringent definition of independence. The independent directors of the Board, acting in executive session, annually elect a Lead Director to serve as chair of the Nominating and Governance Committee. The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communications among directors, works with the Chief Executive Officer to provide an appropriate information flow to the Board and chairs an executive session of the independent directors at each formal Board meeting. The Board also maintains two other standing committees—the Audit Committee and the Compensation and Human Resources Committee. All three committees are entirely composed of independent directors. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board at each regular Board meeting.

        To ensure effective discussion and decision making, while at the same time having a sufficient number of independent directors for its three committees, between ten and thirteen directors generally serve for annual terms. Shareholders have the authority to set the number of directors at the annual general meeting, and the directors have the authority to fill any vacancy that may arise between Annual General Meetings. The Nominating and Governance Committee reviews the Board's organization annually and recommends appropriate changes to the Board.

        The Company believes the positions of Chairman of the Board and Chief Executive Officer ("Chairman/CEO") should be held by the same person, unless circumstances dictate otherwise. The Company has adopted a counterbalancing governance structure, including:

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  A designated Lead Director;

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  A substantial majority of independent directors;

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  Annual election of directors by a majority of votes cast at the Annual General Meeting;

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  Committees entirely composed of independent directors; and

2007 Proxy Statement            7

  •
  Established governance guidelines.

Board Operation

        The Board meets at least six times annually and committee meetings are normally held in conjunction with Board meetings. Additional Board meetings are held throughout the year, as may be necessary, to advise management and consider matters affecting the Company's operations. Frequent Board meetings are critical not only for timely decisions but also for directors to be well informed about Tyco's current operations and issues. One of these meetings is scheduled in conjunction with the Company's Annual General Meeting. Board members are required to attend the Annual General Meeting. The Lead Director, in consultation with the Chairman/CEO, is responsible for setting meeting agendas with input from the other directors. An executive session of independent non-executive directors, chaired by the Lead Director, is held at each formal meeting of the Board. Strategic planning and succession planning sessions are held annually at a regular Board meeting.

        The Chairman/CEO and committee chairs are responsible for conducting meetings and informal consultations in a manner that encourages informed, meaningful, and probing deliberations. Presentations at Board meetings are concise and focused and include adequate time for discussion and decision-making. Directors receive the agenda and materials for meetings in advance. Directors may ask for additional information from, or meet with, senior management at any time.

        The Board's intent is for directors to attend all regularly scheduled Board and committee meetings in person. Decisions by the Board and its committees are recorded in the minutes of their meetings, and copies of the minutes are forwarded to all directors after each Board and committee meeting for review, comment, and adoption.

Board Advisors

        Consistent with their respective charters, the Board and its committees may retain their own advisors as they determine necessary to carry out their responsibilities.

Board Self-Evaluation

        The Nominating and Governance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including an evaluation of individual directors. This self-evaluation leads to a full Board discussion of the results. The evaluation process includes the following:

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  Solicitation of Committee and Board performance assessments from each director using written appraisals followed by individual interviews;

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  Informal discussion with the Lead Director and each director as part of the evaluation;

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  Review of the qualifications and performance of all Board members in connection with their renomination to the Board;

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  The Nominating and Governance Committee, the Audit Committee, and the Compensation and Human Resources Committee each conduct an annual self-evaluation of their performance and procedures, including the adequacy of their committee charters; and

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  In concluding its self-evaluation, the Board meets in executive session to review and discuss the annual evaluation results.

Board Compensation and Share Ownership

        Non-employee director compensation consists of a cash retainer and an award of deferred stock units. A majority of the directors' annual compensation is provided as equity. This component reflects the Board's belief that director compensation should be tied to the performance of Tyco's common shares. The Compensation and Human Resources Committee, jointly with the Nominating and Governance Committee, periodically reviews the directors' compensation and recommends changes as appropriate. In addition, the compensation consultant independently engaged by the Compensation and

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Human Resources Committee provides advice and benchmarking data regarding director compensation for the Board's ultimate consideration. To promote alignment of the Board with shareholder interests, the Board's governance principles provide that directors are required to own, at a minimum, Tyco stock or stock units equal to three times their annual cash retainer within three years of joining the Board. Once a director satisfies the minimum stock ownership amount, the director will remain qualified, regardless of market fluctuations, under the governance principles as long as the director does not sell any stock. As of October 2, 2006, all of the non-employee directors have met the Company's stock ownership guidelines. Directors who are also Tyco employees receive no additional compensation for serving as a director.

Director Service

        Directors are elected by an affirmative vote of a majority of the votes cast by shareholders at the annual meeting and serve for one-year terms. Any nominee for director who does not receive a majority of votes cast from the shareholders is not elected to the Board.

        Directors must resign from the Board at the Annual General Meeting following their 72nd birthday. The Nominating and Governance Committee is responsible for coordinating the annual board self-evaluation process which leads to a review of all directors. Where necessary, the Nominating and Governance Committee will take action to remove a director for poor performance. Removal of a director requires unanimous Board approval, but does not require the approval of the director whose removal is sought. Directors must inform the Nominating and Governance Committee of any significant change in their employment or professional responsibilities. In the event of a significant change, directors must offer to resign from the Board. This allows for discussion with the Nominating and Governance Committee to determine if it is in the Company's interest for the director to continue on the Board.

        The Board's governance principles limit committee chairs and Lead Director to service in their respective roles for no more than five years. When the Chairman/CEO steps down, he simultaneously will resign from the Board, unless the Board decides that his continued service on the Board is in the best interests of the Company.

Director Orientation and Education

        Tyco has a formal orientation program for new directors, which includes information on Tyco's mission, values, governance, compliance, and business operations. An annual continuing education program is provided to incumbent directors, which includes a review of Tyco's Guide to Ethical Conduct. Directors are also encouraged to take advantage of outside continuing education relating to their duties as a director and to subscribe to appropriate professional publications at the Company's expense.

Other Directorships and Conflicts

        In order to provide sufficient time for informed participation in Board activities, non-executive directors, who are employed as the CEO of a publicly traded company, are required to limit their external directorships of other public companies to not more than two. Non-executive directors, who are otherwise fully employed, are required to limit their external directorships of other public companies to three; and non-executive directors, who are not fully employed, are required to limit their external directorships of other public companies to five. Current positions in excess of these limits may be maintained if the Board determines that continued service would not impair the director's service on the Company's Board. Furthermore, the Chairman/CEO may serve on no more than two other public company boards.

        The Nominating and Governance Committee must be notified of any invitations extended to directors, the Chairman/CEO and other Company senior executives to serve on an outside board of directors and assess the potential conflicts of interest and impact on the Company.

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Charitable Contributions

        Our governance principles require that the Board approve all charitable donations by Tyco to organizations associated with a director. The amount of any such donation is limited to an amount that is less than one percent of that organization's annual charitable receipts and is less than one percent of Tyco's total annual charitable contributions. Any matching donation by Tyco to organizations associated with a director is limited to an amount that is no greater than the amount contributed by the director and is required to be made in a manner consistent with Tyco's employee matching gift program.

Independence of Nominees for Director

        The Board has determined that all of the nominees standing for election at the 2007 Annual General Meeting, other than the Chief Executive Officer, are independent of the Company. All nominees have no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the following:

  •
  Independent directors are: Dennis C. Blair; Brian Duperreault; Bruce S. Gordon; Rajiv L. Gupta; John A. Krol; H. Carl McCall; Mackey J. McDonald; Brendan R. O'Neill,; Sandra S. Wijnberg; and Jerome B. York;

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  Other than Edward D. Breen, no nominee for director is a current or former officer or employee of the Company or its subsidiaries or affiliates, who served in that capacity within the last five years;

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  Other than Mr. Breen, due solely to the fact that he is an employee of the Company, no nominee for director has any current or prior material relationships with the Company aside from his or her directorship that could affect his or her judgment;

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  No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

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  No nominee for director, other than Mr. Breen and Ms. Wijnberg, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

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  No nominee for director is, or was within the past five years, employed by the independent auditor for the Company;

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  No executive officer of the Company serves on either the board of directors or the compensation committee of any corporation that employs either a nominee for director or a member of the immediate family of any nominee for director;

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  No nominee for director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded one percent of either entity's annual revenues for the last fiscal year;

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  No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal 2006, in excess of one percent of the organization's charitable receipts or the Company's charitable donations; and

  •
  No nominee for director works for, consults with, or is retained by another publicly traded company on whose board of directors the Company's Chief Executive Officer or other senior management serves.

Guide to Ethical Conduct

        We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers, and directors of Tyco. The Guide to Ethical Conduct meets the requirements of a "code of ethics" as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to

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Ethical Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange ("NYSE"). The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading "Our Commitment—Governance." We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We disclose any amendments to the Guide to Ethical Conduct, as well as any waivers for executive officers or directors, on Form 8-K and on our website at www.tyco.com under the heading "Our Commitment—Governance—Governance Changes."

Communications with the Board of Directors

        The Board has established a process for shareholders to communicate with members of the Board, including the Lead Director and all non-management directors as a group. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Board via email at directors@tyco.com. A direct link to this email address can be found on our website at www.tyco.com under the headings "Our Commitment—Governance—Contact Tyco Board." Inquiries can be submitted anonymously and confidentially.

        All inquiries are received and reviewed by the Corporate Ombudsman, who prepares a report for the Board summarizing all items received that become cases requiring investigation. The Corporate Ombudsman then directs cases most properly addressed by other departments, such as customer service or accounts payable, to those departments and follows up with the assigned case owner to ensure that the cases are addressed in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues, is presented in greater detail in the report to the Board, along with the status of any actions taken to address the matter. The Board or, in the case of accounting, audit or internal controls matters, the Audit Committee, then has the opportunity to discuss these inquiries, internally and with the Corporate Ombudsman, and directs any additional action it determines is necessary or appropriate. All matters remain on the Board report until they have been resolved.

        In connection with the 2004 Annual General Meeting, the Board recommended that shareholders vote for a shareholder proposal on environmental reporting. The proposal, which was approved by shareholders, requested that the Company report by October 31, 2005 on the following items: a description of the Company's environmental management system; an analysis of the Company's toxic releases from major facilities; and plans for reduction of toxins (particularly toxins that are persistent or bioaccumulative). In response, the Company prepared and published the Tyco Environmental, Health and Safety 2005 Report, as approved by the Board in September 2005. The Company has more recently published a 2006 version of the Environmental, Health and Safety Report. These reports are available to the public on the Company's website at www.tyco.com under the heading "Our Commitment—Environment, Health & Safety."

Shareholder Rights

        On March 24, 2004, shareholders approved the adoption of the Amended and Restated Bye-laws of Tyco which provided additional shareholder protections, adopted standards closer to those provided under the General Corporation Law of Delaware, and aligned provisions with prevailing public company practice. As part of these Bye-laws, shareholders approved a Bye-law provision that requires the Board of Directors to obtain the affirmative vote of at least 66 2/3% of the shareholders entitled to vote on the relevant record date in order to adopt a shareholder rights plan. As of the date of this proxy, the Company does not have a shareholder rights plan, commonly referred to as a "poison pill." Furthermore, the Bye-laws allow that any action required or permitted to be taken at an annual or special general meeting of the Company may be taken without a meeting and without prior notice, if a resolution in writing setting forth the action is signed by or on behalf of all the shareholders of the Company.

Policy on Director/Executive Officer Loans

        In accordance with the Sarbanes-Oxley Act and Company policy, the Company does not directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan, for any director or executive officer or equivalent thereof.

2007 Proxy Statement            11

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Fiscal 2006 Compensation

        The fiscal 2006 compensation package for non-employee directors consisted of an annual retainer of $80,000 and Deferred Stock Units ("DSU"s) with a value at grant of $120,010. The Lead Director and the Chair of the Audit Committee received an additional fee of $20,000 and the Chairs of the Compensation and Human Resources Committee and the Nominating and Governance Committee each received an additional fee of $15,000, in recognition of the responsibilities required in these roles. In addition, as approved by the Board in July 2003, any member of a special committee of the Board receives meeting fees in an amount up to $1,500 per day for each special committee meeting that he or she attends. A director who is also an employee receives no additional remuneration for services as a director.

        The amount of cash retainer, Lead Director and Chair fees and special meeting fees each Board member received during fiscal 2006 are summarized in the table below. In addition, the table below lists the date each current Board member received DSU grants during fiscal 2006 and the fair market value at the time the DSUs were granted. DSUs are vested upon grant and are payable in the form of Tyco common shares within 30 days following termination of service as a Board member.

        For fiscal year 2006, directors received their DSU grant on the first business day of the fiscal year.

	Fiscal Year 2006 Board Retainer and Fees
						DSU Grant
Director	Annual Retainer	Lead/Chair Retainer		Qualified Meeting Fees		Date	DSUs Granted	Value
Dennis C. Blair(7)	$80,000					10/3/2005	4,241	$120,010
Brian Duperreault	$80,000					10/3/2005	4,241	$120,010
Bruce S. Gordon	$80,000					10/3/2005	4,241	$120,010
Rajiv L. Gupta	$80,000					10/3/2005	4,241	$120,010
John A. Krol(7)	$80,000	$35,000	(2)	$24,000	(5)	10/3/2005	4,241	$120,010
H. Carl McCall(7)	$80,000			$18,000	(5)	10/3/2005	4,241	$120,010
Mackey J. McDonald	$80,000	$15,000	(3)			10/3/2005	4,241	$120,010
Brendan R. O'Neill(1)	$80,000					10/3/2005	4,241	$120,010
Sandra S. Wijnberg(6)(7)	$80,000			$18,750	(5)	10/3/2005	4,241	$120,010
Jerome B. York	$80,000	$20,000	(4)			10/3/2005	4,241	$120,010

(1)
The cash remuneration for Dr. O'Neill is paid in British sterling converted from U.S. dollars using the conversion rate on the day prior to the payment date.

(2)
Mr. Krol served as both the Lead Director and the Chair of the Nominating and Governance Committee.

(3)
Mr. McDonald served as the Chair of the Compensation and Human Resources Committee.

(4)
Mr. York served as the Chair of the Audit Committee.

(5)
During fiscal year 2006, the Board formed a Special Committee of Directors to oversee director recruiting and governance formation for Tyco Healthcare and Tyco Electronics resulting from the Proposed Separation of the Company into three, separate public companies.

(6)
Ms. Wijnberg received a retainer in the amount of $20,000 in connection with her agreement to serve as a director of Tyco Electronics Ltd. upon completion of the Company's Proposed Separation.

12            2007 Proxy Statement

(7)
During fiscal year 2006, the company made matching charitable contributions under the Company's Employee Gift Matching Program for the following director charitable contributions in the following matching amounts: Mr. Blair—$1,000; Mr. Krol—$10,000; Mr. McCall—$2,200; Ms. Wijnberg—$15,000.

Director Deferred Compensation Plan

        Under the Director Deferred Compensation Plan ("Deferred Compensation Plan"), each non-employee director may make an election to defer some or all of his or her cash remuneration for that year. Under the Deferred Compensation Plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. The director may choose the deemed investment of amounts credited to his/her deferred compensation account into the Interest Income Measurement Fund or the U.S. Equity Index Commingled Measurement Fund. Earnings and/or losses on the Measurement Funds mirror the investment results of funds available under the Company's 401(k) retirement savings and investment plans. Each director may elect to receive a distribution of the amounts credited to his or her deferred compensation account in a lump sum cash payment either at termination from the Board or at a future date that is at least five years following the year it is deferred. Any unpaid balances will be distributed to a director upon the later of his or her attainment of age 70 and his or her termination from the Board. Mr. McDonald deferred his director fees for the first quarter of fiscal year 2006, but did not defer fees during calendar year 2006.

Fiscal 2007 Compensation

        In July 2006, the Compensation and Human Resources Committee independently retained consulting firm to conduct a review of the current Board compensation structure and benchmarks relative to the compensation for the directors of our peer companies. Based on the results of the review, the Board decided not to change director compensation for fiscal 2007. The annual cash retainer for fiscal 2007 remains at $80,000. The Lead Director and Chair of the Audit Committee will each receive an additional annual fee of $20,000 and the Chairs of the Compensation and Human Resources Committee and the Nominating and Governance Committee will each receive an additional annual fee of $15,000, in recognition of the responsibilities required in these roles. All retainers and fees are payable quarterly and are pro-rated if the director begins or ends Board service during the quarter.

        In addition to the cash retainers and fees, on October 2, 2006, each director received a grant of DSUs under the 2004 Stock and Incentive Plan with a value of $120,013 based on the average fair market value of a common share for the 60 calendar day period immediately preceding the grant date. The value per share was $26.38 and each Board member was credited with 4,549 DSUs. Under the terms of the grant agreements, each DSU is vested when granted and will be payable in the form of Tyco common shares within 30 days following termination of service as a Board member. Dividend equivalents are credited to each Board member's DSU account at the same time and in the same amount as dividends that are paid to shareholders on common shares and increase the number of DSUs in a director's account based on the fair market value of a common share on the dividend payment date.

2007 Proxy Statement            13

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2007 Annual General Meeting a slate of 11 nominees, 10 of whom are currently serving on the Board. The nominees are Ms. Wijnberg, Admiral Blair, Dr. O'Neill and Messrs. Breen, Duperreault, Gordon, Gupta, Krol, McCall, Stavropoulos and York. Biographical information regarding each of the 11 nominees is set forth below. The election of directors will take place at the Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 11 directors to be elected. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2008 Annual General Meeting and until their successors, if any, are elected and qualified.

Current Directors Nominated for Re-Election

        Dennis C. Blair—Admiral Blair (U.S. Navy, Ret.), age 59, joined our Board in March 2003. From November 2003 to September 2006, Admiral Blair was President and Chief Executive Officer of The Institute for Defense Analyses, a federally-funded research and development center. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, as Vice Admiral, Admiral Blair was Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a Master's degree from Oxford University.

        Edward D. Breen—Mr. Breen, age 50, has been our Chairman/Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of Comcast Corporation.

        Brian Duperreault—Mr. Duperreault, age 59, joined our Board in March 2004. Mr. Duperreault has served as Chairman of ACE Limited, an international provider of a broad range of insurance and reinsurance products, since October 1994. He also served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with American Insurance Group ("AIG") since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of AIU Insurance ("AIU") from April 1994 to September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of the board of directors of The American Institute for CPCU—Insurance Institute of America, a member of the Boards of Trustees of Saint Joseph's University, King Edward VII Hospital Trust and the Board of Overseers of the School of Risk Management of St. John's University, a director of the Bank of N.T. Butterfield & Son Limited, Chairman of the Centre on Philanthropy, and Chairman of Bermuda Institute of Ocean Sciences, Chairman of the International Insurance Society and Director of the Bermuda Monetary Authority.

        Bruce S. Gordon—Mr. Gordon, age 60, joined our Board in January 2003. In August 2005, Mr. Gordon became President and Chief Executive Officer of the NAACP. Until his retirement in December 2003, Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a

14            2007 Proxy Statement

provider of wireline and wireless communications. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales, and Vice President, Sales. Mr. Gordon graduated from Gettysburg College and received a M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director and member of the Audit Committee of CBS Corporation.

        Rajiv L. Gupta—Mr. Gupta, age 61, joined our Board in March 2005. Mr. Gupta has served as Chairman, President and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to the present. Previously, he served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from Cornell University and a M.B.A. in finance from Drexel University. Mr. Gupta also is a director of The Vanguard Group.

        John A. Krol—Mr. Krol, age 70, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. du Pont de Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of ACE Limited, MeadWestvaco Corporation and Milliken & Company, a private company and is on the Advisory Board of Bechtel Corporation. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry. Mr. Krol is the Lead Director of the Board and Chair of the Company's Nominating and Governance Committee.

        H. Carl McCall—Mr. McCall, age 71, joined our Board in March 2003. Mr. McCall has served as a principal of Convent Capital, LLC, a financial advisory firm, since April 2004. Mr. McCall served as Comptroller of the State of New York from 1993 until November 2002, when he became the Democratic nominee for Governor of the State of New York. Prior to his position as Comptroller, Mr. McCall was a Vice President of Citicorp for eight years. He has also served as President of the New York City Board of Education, a U.S. ambassador to the United Nations, Commissioner of the Port Authority of New York and New Jersey, Commissioner of the New York State Division of Human Rights and was elected to three terms as New York State Senator. Mr. McCall received a Bachelor's degree from Dartmouth College and a Master's of divinity degree from Andover-Newton Theological School. Mr. McCall serves as a director and member of the Audit Committee of New Plan, a real estate investment corporation and Ariel Mutual Fund.

        Brendan R. O'Neill—Dr. O'Neill, age 58, joined our Board in March 2003. Dr. O'Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC ("ICI"), a manufacturer of specialty products and paints, until April 2003. Dr. O'Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O'Neill is a director of Rank Group Plc, Endurance Specialty Holdings Ltd., Aegis Group Plc and Watson Wyatt & Company Holdings. He serves on the Audit Committees of Aegis Group Plc and Rank Group Plc.

        William S. Stavropoulos—Mr. Stavropoulos, age 67, has been nominated to join our Board. Mr. Stavropoulos was the Chairman, President and Chief Executive Officer of Dow Chemical

2007 Proxy Statement            15

Company, where he spent his entire career until his retirement in 2006. Mr. Stavropoulos began his career at Dow as a research chemist and business manager, later assuming operating roles of increasing regional and global responsibility. Mr. Stavropoulos graduated from Fordham University with a B.S. in pharmaceutical chemistry and from the University of Washington with a Ph.D. in medicinal chemistry. Mr. Stavropoulos also serves as a director of BellSouth Corporation, Chemical Financial Corporation, Fidelity Group Mutual Funds, Maersk Corporation and NCR Corporation.

        Sandra S. Wijnberg—Ms. Wijnberg, age 50, joined our Board in March 2003. Until her resignation in April 2006, Ms. Wijnberg was the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

        Jerome B. York—Mr. York, age 68, joined our Board in November 2002. Since 2000, Mr. York has been Chief Executive Officer of Harwinton Capital Corporation, a private investment company that he controls. From 2000 to 2003, he was the Chairman, President and Chief Executive Officer of MicroWarehouse, Inc. a computer reseller, and prior to that he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Apple Computer, Inc. and is a member of Apple's Audit Committee. Mr. York is the Chair of the Company's Audit Committee.

        The Board recommends that shareholders vote FOR the election of all 11 nominees for Director.

16            2007 Proxy Statement

COMMITTEES OF THE BOARD

        During fiscal 2006, the Board met fifteen times. All of our directors attended over 75% of the meetings of the Board and the committees on which they served in fiscal 2006. The Board's governance principles provide that Board members are expected to attend each annual general meeting. At the 2006 Annual General Meeting, all of the current Board members were in attendance.

        The Board maintains three standing committees: Audit, Compensation and Human Resources, and Nominating and Governance. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board at each regular Board meeting.

        The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communication among directors, works with the Chief Executive Officer to provide an appropriate information flow to the Board, and chairs an executive session of the independent directors at each formal Board meeting.

        Audit Committee.    The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors and independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining, subject to shareholder approval, evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com. and we will provide a copy of the charter to shareholders upon request. The Audit Committee held fifteen meetings during fiscal 2006. The members of the Audit Committee are Messrs. Duperreault, Gordon and York and Dr. O'Neill, each of whom is independent under NYSE listing standards for audit committee members. Mr. York is the Chair of the Committee. The Board has determined that Messrs. Duperreault and York and Dr. O'Neill are audit committee financial experts.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, directors and employees are compensated according to these objectives, and carries out the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation and Human Resources Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The Compensation and Human Resources Committee held seven meetings during fiscal 2006. The members of the Compensation and Human Resources Committee are Admiral Blair and Messrs. Gupta and McDonald, each of whom is independent under NYSE listing standards. Mr. McDonald is the Chair of the Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the Annual General Meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's corporate governance. In addition, the Nominating and Governance Committee also oversees our environmental, health and safety management system. The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and we will provide a copy of the charter to shareholders upon request. The Nominating and Governance Committee held eight meetings during fiscal 2006. The members of the Nominating and Governance Committee are Ms. Wijnberg and Messrs. Krol and McCall, each of whom is independent under NYSE listing standards. Mr. Krol is the Chair of the Committee.

2007 Proxy Statement            17

Nomination of Directors

        As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. The Nominating and Governance Committee, in accordance with the Board's governance principles, seeks to create a Board that is as a whole strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes.

        General criteria for the nomination of director candidates include:

  •
  The highest ethical standards and integrity;

  •
  A willingness to act on and be accountable for Board decisions;

  •
  An ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  A history of achievement that reflects superior standards for themselves and others;

  •
  Loyalty and commitment to driving the success of the Company;

  •
  An ability to take tough positions while at the same time working as a team player; and

  •
  Individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

        The Company also strives to have all directors, other than the Chief Executive Officer, be independent. In addition to having such directors meet the NYSE definition of independence, the Board has set its own more vigorous standard of independence. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. In November 2005, the Board governance principles were amended to limit the number of other public company boards of directors on which a non-executive director can serve to no more than two for directors who are employed as CEO of a publicly traded company, no more than three for directors who are otherwise fully employed and no more than five for directors who are not fully employed. A director currently serving on boards in excess of these limits may continue to serve, provided the Board determines that doing so would not impair the director's service on the Company's Board. Directors must also resign from the Board at the annual general meeting of shareholders following their 72nd birthday.

        To recommend a nominee, a shareholder should write to Tyco's Secretary at Tyco's registered address, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Any such recommendation must include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        The recommendation must also include documentary evidence of ownership of Tyco common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company's Amended and Restated Bye-Laws.

        To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company's proxy statement for the 2008 Annual General Meeting of Shareholders, shareholder recommendations for director must be received by Tyco's Secretary no later than September 26, 2007. Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate that requests additional information about the candidate's independence, qualifications and

18            2007 Proxy Statement

other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

        The Nominating and Governance Committee currently employs a third party search firm to assist the Committee in identifying candidates for director. The Committee also receives suggestions for director candidates from Board members. Ten of our nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee's evaluation of the current directors, each nominee was recommended for election.

Executive Officers

        In addition to Mr. Breen, Tyco's Chief Executive Officer who also serves as Chairman of the Board and whose biographical information is set forth above, the executive officers of Tyco are:

        Christopher J. Coughlin—Mr. Coughlin, age 54, has been our Executive Vice President and Chief Financial Officer since March 2005. Prior to joining Tyco, Mr. Coughlin served as Chief Operating Officer at Interpublic Group. He joined Interpublic from Pharmacia Corporation, where he was Chief Financial Officer for six years. Previously, he held the same position at Nabisco Holdings, where he also served as President of Nabisco International, and at Sterling Winthrop, a pharmaceutical company. Mr. Coughlin also serves as a director of The Dun & Bradstreet Corporation.

        William B. Lytton—Mr. Lytton, age 58, has been our Executive Vice President and General Counsel since September 2002. Prior to joining Tyco, Mr. Lytton was Senior Vice President and General Counsel for International Paper Company from January 1999 to September 2002; and Vice President and General Counsel for International Paper from 1996 to 1999.

        Juergen W. Gromer—Dr. Gromer, age 62, has been President of Tyco Electronics since April 1999 and became President and Vice Chair of Tyco Electronics in January 2006. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996.

        Naren K. Gursahaney—Mr. Gursahaney, age 45, has been President of Tyco Engineered Products and Services since January 2006. Mr. Gursahaney joined Tyco in 2003 as Senior Vice President of Operational Excellence and became the President of Tyco Flow Control in the Tyco Engineered Products and Services segment in January 2005. Prior to joining Tyco, Mr. Gursahaney was the President & Chief Executive Officer of GE Medical Systems-Asia. During his ten year tenure at GE, Mr. Gursahaney held senior leadership positions in services, marketing and information management within the Medical Systems and Power Systems divisions and also worked at GE's corporate headquarters as the staff executive for the vice chairman and manager of business development. Prior to GE, Mr. Gursahaney spent four years with Booz Allen & Hamilton in Cleveland, Ohio and worked as an engineer for Westinghouse Electric Corporation in Baltimore, Maryland and Ashdod, Israel.

        Thomas J. Lynch—Mr. Lynch, age 51, has been Chief Executive Officer of Tyco Electronics since January 2006 and was previously President of Tyco Engineered Products and Services since joining Tyco in September 2004. Prior to joining Tyco, Mr. Lynch was at Motorola where he was Executive Vice President and President and Chief Executive Officer, Personal Communications Sector since August 2002; Executive Vice President and President, Integrated Electronic Systems Sector from January 2001 to August 2002; Senior Vice President and General Manager, Satellite & Broadcast Network Systems, Broadband Communications Sector from February 2000 to January 2001; and Senior Vice President and General Manager, Satellite & Broadcast Network Systems, of General Instrument Corporation from May 1998 to February 2000.

2007 Proxy Statement            19

        Richard J. Meelia—Mr. Meelia, age 57, has been Chief Executive Officer of Tyco Healthcare since January 2006 and was, prior to that, President of Tyco Healthcare since 1995. Mr. Meelia is a director of Haemonetics, a manufacturer of blood processing equipment.

        David E. Robinson—Mr. Robinson, age 47, has been President of Tyco Fire and Security Services since March 2003, and prior to that was President of Tyco Plastics and Adhesives from November 2002. Prior to joining Tyco, Mr. Robinson was Executive Vice President of Motorola and President of Motorola's Broadband Communications Sector from January 2001 to June 2002; Senior Vice President of Motorola and General Manager, Digital Network Systems, for Motorola's Broadband Communications Sector from January 2000 to January 2001; Senior Vice President and General Manager for General Instrument Corporation from April 1998 to January 2000; and Vice President and General Manager, Digital Network Systems for General Instrument Corporation from November 1995 to April 1998.

        Edward C. Arditte—Mr. Arditte, age 51, has been our Senior Vice President, Strategy and Investor Relations since February 2006, and prior to that was Senior Vice President, Investor Relations from May 2003. Prior to joining Tyco, Mr. Arditte was at BancBoston Capital, the private equity investment arm of FleetBoston Financial, where he served as Chief Financial Officer since January 2002. Prior to serving as the Chief Financial Officer of BancBoston Capital, Mr. Arditte spent over 15 years at Textron Inc., a corporation with global operations in a diverse set of industrial businesses. During his tenure at Textron, Mr. Arditte held a number of positions of increasing responsibility, including Vice President and Treasurer, Vice President Investor Relations and Risk Management; Vice President Communications and Risk Management; and Vice President, Finance and Business Development at the Textron Fastening Systems Group.

        Carol Anthony ("John") Davidson—Mr. Davidson, age 51, has been our Senior Vice President, Controller and Chief Accounting Officer since January 2004. Prior to joining Tyco, Mr. Davidson was at Dell Inc., where he served as Vice President, Audit, Risk and Compliance. While at Dell he also served in other senior capacities, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. He joined Dell in 1997 from Eastman Kodak Company, where he worked 16 years in a variety of financial, accounting and auditing positions of increasing responsibility.

        John E. Evard, Jr.—Mr. Evard, Jr., age 60, has been our Senior Vice President and Chief Tax Officer since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation from August 2000. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel from December 1989 to August 2000.

        Martina Hund-Mejean—Ms. Hund-Mejean, age 46, has been our Senior Vice President and Treasurer since December 2002. Prior to joining Tyco, Ms. Hund-Mejean served as Senior Vice President and Treasurer at Lucent Technologies, Inc. from November 2000 to December 2002. Prior to joining Lucent, she spent 12 years at General Motors where she held various positions of ascending importance, including most recently Assistant Treasurer from 1998 to 2000.

        Eric M. Pillmore—Mr. Pillmore, age 53, has been our Senior Vice President of Corporate Governance since August 2002. Prior to joining Tyco, Mr. Pillmore was Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation from July 2000 to August 2002. From April 2000 to May 2000, Mr. Pillmore was Senior Vice President of Finance and Chief Financial Officer of McData Corporation. From January 2000 to April 2000, Mr. Pillmore was Senior Vice President of Finance and Director of Motorola's Broadband Communications Sector. From December 1997 to January 2000, Mr. Pillmore was Chief Financial Officer of General Instrument Corporation.

        Laurie A. Siegel—Ms. Siegel, age 50, has been our Senior Vice President, Human Resources since January 2003. Ms. Siegel was at Honeywell International from 1994 to 2002, where she held various positions in the Human Resources function. After leading the compensation organization from 1994 to 1997, she served as Corporate Vice President of Human Resources until 1999. Thereafter, she served as Vice President of Human Resources in the Aerospace and Specialty Materials divisions. Ms. Siegel is a director of Embarq Corporation.

20            2007 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock beneficially owned as of October 2, 2006, by each current director, nominee for director, executive officer named in the Summary Compensation Table under "Executive Officer Compensation" and the directors and executive officers of the Company as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)
Dennis C. Blair	Director	38,951	(3)(4)
Edward D. Breen	Chairman and Chief Executive Officer	8,995,995	(2)(3)(4)
Christopher J. Coughlin	Executive Vice President and Chief Financial Officer	351,668	(2)(4)
Brian Duperreault	Director	16,978	(3)
Bruce S. Gordon	Director	40,951	(3)(4)
Juergen W. Gromer	President—Tyco Electronics	2,768,397	(2)(4)
Rajiv L. Gupta	Director	14,815	(3)(5)
John A. Krol	Lead Director	52,861	(3)(4)
Thomas J. Lynch	Chief Executive Officer—Tyco Electronics	572,834	(2)(4)
William B. Lytton	Executive Vice President and General Counsel	1,238,621	(2)(3)(4)
H. Carl McCall	Director	38,951	(3)(4)
Mackey J. McDonald	Director	40,451	(3)(4)
Brendan R. O'Neill	Director	38,951	(3)(4)
William S. Stavropoulos	Nominee for Director	—
Sandra S. Wijnberg	Director	38,951	(3)(4)
Jerome B. York	Director	73,951	(3)(4)
All current directors and executive officers as a group (24 persons)		21,286,663	(6)

(1)
The number shown reflects the number of common shares owned beneficially as of October 2, 2006, based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after October 2, 2006. All amounts shown are 1.01% of the outstanding common shares. There were 2,097,015,887 Tyco common shares outstanding as of October 2, 2006.

(2)
Includes shares of restricted common stock as follows: Mr. Breen, 620,000; Mr. Coughlin, 215,000; Mr. Lynch, 223,000; and Mr. Lytton, 164,000. Also includes 184,000 restricted stock units held by Dr. Gromer.

(3)
Includes vested DSUs as follows: Admiral Blair, 18,951; Mr. Breen, 1,191,585; Mr. Duperreault, 15,092; Mr. Gordon, 18,951; Mr. Gupta, 10,815; Mr. Krol, 18,951; Mr. Lytton, 154,620;

2007 Proxy Statement            21

  Mr. McCall, 18,951; Mr. McDonald, 18,951; Dr. O'Neill, 18,951; Ms. Wijnberg, 18,951; and Mr. York, 18,951. Distribution of the DSUs will occur upon (i) the termination of the individual from the Company or the Company's Board of Directors (other than for cause) or (ii) a change in control of the Company. Upon such termination or change in control, as the case may be, the Company will issue the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

(4)
Includes the maximum number of shares these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest before December 1, 2006 as follows: Admiral Blair, 20,000; Mr. Breen, 7,150,000; Mr. Coughlin, 116,668; Mr. Gordon, 20,000; Dr. Gromer, 2,365,309; Mr. Krol, 24,110; Mr. Lynch, 343,334; Mr. Lytton, 915,001; Mr. McCall, 20,000; Mr. McDonald, 20,000; Dr. O'Neill, 20,000; Ms. Wijnberg, 20,000; and Mr. York, 20,000.

(5)
Includes 4,000 shares owned by Mr. Gupta's spouse.

(6)
Includes 9,700 shares held indirectly as to which voting and/or investment power is shared with or controlled by another person and as to which voting beneficial ownership is not disclaimed.

        The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Outstanding on September 29, 2006
Davis Selected Advisers LP(1) 2949 East Elvira Road, Suite 101 Tucson, Arizona 85706	123,511,482	5.89%
Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	209,517,980	10.3%

(1)
The amount shown for the number of common shares over which Davis Selected Advisers LP ("Davis") exercised investment discretion and the following information was provided by Davis pursuant to a Form 13F dated November 30, 2006, for the quarter ended September 30, 2006. Separately, Davis reported the number of common shares beneficially owned as of December 31, 2005, on its Schedule 13G/A dated February 15, 2006, as 5,793,774 representing 5.06% of the Company's common shares outstanding. Because the number of shares reported on the Schedule 13G/A does not represent the reported percentage of ownership in the Company's common stock, the company has applied Regulation S-K Item 403, Instruction 3, in determining the number of common shares beneficially owned.

(2)
The amount shown for the number of common shares beneficially owned and the following information was provided by Capital Research and Management Company pursuant to a Schedule 13G/A dated February 10, 2006, indicating beneficial ownership as of January 31, 2006. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisor Act of 1940 and has indicated that it has sole dispositive power with respect to the 209,517,980 common shares as a result of acting as an investment advisor to various investment companies. The amount indicated includes 3,908,480 common shares resulting from the assumed conversion of $85,000,000 principal amount of the Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023 held by Capital Research and Management Company.

22            2007 Proxy Statement

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The table below presents the annual and long-term compensation for services in all capacities to Tyco and its subsidiaries for the periods shown for Tyco's Chief Executive Officer and the other four most highly compensated executive officers of Tyco during fiscal 2006 (the "Named Officers"). No executive officer who would otherwise have been includable in this table on the basis of compensation for fiscal 2006 terminated employment or otherwise ceased to serve as an executive officer during the fiscal year.

Long Term Compensation
Annual Compensation
									Restricted Stock Awards(6) ($)		Shares Underlying Stock Options
Name & Principal Position	Year	Salary ($)		Bonus ($)		Other Compensation(2) ($)						All Other Compensation(7) ($)
Edward D. Breen Chairman & CEO	2006 2005 2004	$ $ $	1,625,000 1,570,617 1,540,000	$ $ $	1,625,000 1,485,088 3,120,000	$ $ $	296,558 186,407 271,936	(3) (4) (5)	$ $ $	7,540,000 5,728,000 5,559,000	500,000 600,000 600,000	$ $ $	252,870 336,339 242,483
Christopher J. Coughlin Executive Vice President & CFO(8)	2006 2005 2004	$ $	750,000 429,807 —	$ $	950,000 490,598 —	$ $	96,203 35,000 —	(3) (4) (5)	$ $	3,335,000 3,573,200 —	250,000 350,000 —	$ $	80,047 24,160 —
William B. Lytton Executive Vice President & General Counsel	2006 2005 2004	$ $ $	687,487 675,000 662,500	$ $ $	700,000 616,883 1,350,000	$ $ $	220,889 213,413 211,037	(3) (4) (5)	$ $ $	2,291,000 1,611,000 1,111,800	161,000 250,000 250,000	$ $ $	127,599 167,046 123,274
Juergen Gromer(1) President and Vice Chairman Tyco Electronics	2006 2005 2004	$ $ $	1,067,480 998,372 999,575	$ $ $	1,308,304 399,588 1,999,149		— — —	(3) (4) (5)	$ $ $	2,291,000 1,611,000 1,667,700	161,000 250,000 275,000		— — —
Thomas Lynch Chief Executive Officer Tyco Electronics	2006 2005 2004	$ $ $	703,039 675,000 10,345	$ $	1,000,000 697,343 —	$ $	100,488 121,474 —	(3) (4) (5)	$ $ $	1,972,000 1,253,000 3,579,600	140,000 200,000 415,000	$ $	125,339 109,231 —

(1)
Dr. Gromer's salary and bonus are paid in Euros, with one-third of his salary attributable to his employment status with Tyco Electronics in Germany, and two-thirds attributable to his employment status with Tyco Electronics Logistics AG in Switzerland. For purposes of the above table, Dr. Gromer's salary and bonus have been converted from Euros to U.S. dollars ("USD") as follows: for fiscal 2006, the September 29, 2006 conversion rate of 1 Euro to 1.2711 USD was used; for fiscal 2005, the September 30, 2005 conversion rate of 1 Euro to 1.2058 USD was used; and for fiscal 2004, the September 30, 2004 conversion rate of 1 Euro to 1.2319 USD was used.

(2)
Other Annual Compensation includes the cost of providing various perquisites and other personal benefits if the amount exceeds $50,000 in the aggregate in any year, and the indicated footnotes list items that individually comprise more than 25% of this value. Other Annual Compensation also includes all tax or tax gross-up payments.

(3)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2006. The value shown in the table for fiscal 2006 includes the calculated incremental cost to the Company for Messrs. Breen, Coughlin, and Lytton for their personal use of Company aircraft in the amounts of $189,000, $26,203 and $109,837; respectively which amounts reflect an increase in the variable cost per block hour for use of Company aircraft. The amounts shown in the table for Messrs. Breen, Coughlin, Lytton and Lynch, also include cash perquisite allowances of $52,500, $70,000, $68,748 and $69,375, respectively, under the Company's executive flexible perquisite allowance program. The actual flexible perquisite allowance to Mr. Lytton was offset for the use of a Company leased vehicle in the amount of $10,260. The amounts shown in the table for Messrs. Breen, Lytton and Lynch, include gross-ups in the amount of $55,058, $42,304 and $30,354 respectively, on universal life insurance and supplemental disability premium payments. In 2006, the Company paid $1,132 for costs related to the sale of Mr. Lynch's residence in fiscal year 2005. Mr. Lynch was provided a benefit under the Company's relocation policy and the cost is considered taxable income to Mr. Lynch and resulted in an estimated gross up cost of $759.

(4)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2005. The value shown in the table for fiscal 2005 includes the calculated incremental cost to the Company for Messrs. Breen and Lytton for their personal use of Company aircraft in the amounts of $131,805 and $105,477 respectively. The amounts shown in the table for Messrs. Coughlin, Lytton and Lynch also include cash perquisite allowances of $35,000, $67,500 and $67,500, respectively,

2007 Proxy Statement            23

  under the Company's executive flexible perquisite allowance program. The actual flexible perquisite allowance payment made to Mr. Lytton was offset for the use of Company leased vehicles in the amount of $23,416. The amounts shown in the table for Messrs. Breen and Lytton include gross-ups in the amount of $54,602 and $40,436 respectively, on universal life insurance and supplemental disability premium payments. Mr. Lynch received a gross-up of $53,974 on his relocation benefit.

(5)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2004. The value shown in the table for fiscal 2004 includes the calculated incremental cost to the Company for Messrs. Breen and Lytton for their personal use of Company aircraft in the amounts of $122,500 and $94,830, respectively. In fiscal 2004, Mr. Breen and Mr. Lytton each received certain additional compensation and related tax gross-ups in the amount of $70,300 and $9,773, respectively, as provided in their employment contracts, for reimbursement of the difference between the 2003 New York tax obligation and the resident state tax obligation that would have been due had they worked at the Princeton, New Jersey office location during the 2003 period. The related tax gross-up for this New York tax reimbursement equaled $44,795 for Mr. Breen and $6,677 for Mr. Lytton. The amounts shown in the table for Mr. Lytton also include cash perquisite allowances of $66,250, under the Company's executive flexible perquisite allowance program. The actual flexible perquisite allowance payment made to Mr. Lytton was offset for the use of Company leased vehicles in the amount of $23,416. The amounts shown in the table for Messrs. Breen and Lytton include gross-ups in the amount of $34,341 and $33,507 respectively, on universal life insurance and supplemental disability premium payments.

(6)
Amounts set forth in the stock award column represent the grant-date value ($29 per share) of time-based restricted stock and performance based stock units ("PSUs") that were granted to Messrs. Breen, Coughlin, Lytton, Gromer and Lynch on November 22, 2005. These shares are cliff vested at the end of three years. Shares held by Messrs. Breen, Coughlin, Lytton and Lynch receive dividends and have voting rights. Due to local country tax laws, Dr. Gromer's award was in the form of restricted stock units ("RSUs") (i.e., no shares will be issued to him until the date of vesting). RSUs and PSUs do not have voting rights nor do they receive dividends or dividend equivalents.

The value of all restricted shares and units, performance stock units and/or vested and unvested DSUs held by the Named Officers on September 29, 2006 is based a price of $27.96 per Tyco common share, which represents the average of the high and low share prices on the NYSE on September 29, 2006, and is as follows: Mr. Breen—$56,243,916, which includes 500,000 restricted shares, 120,000 PSUs and 1,391,585 DSUs; Mr. Coughlin—$6,011,400, which includes 160,000 restricted shares and 55,000 PSUs; Mr. Lytton—$8,908,615, which includes 128,000 restricted shares, 36,000 PSUs and 154,620 DSUs; Dr. Gromer—$13,291,177, which includes 439,364 RSUs and 36,000 PSUs; and Mr. Lynch—$6,235,080, which includes 192,000 restricted shares and 31,000 PSUs. DSUs are a contractual obligation to receive shares in the future, thus the value of all vested and unvested units are included in this total. The September 29, 2006 values set forth in DSUs include the value of dividend equivalents. As previously disclosed on Form 8-K, Tyco's Board of Directors awarded performance share awards to certain senior management employees, including the Company's named executive officers and Senior Officers, effective November 22, 2005. The awards vest on the third anniversary of the grant date and the number of shares awarded are based on the attainment of certain performance metrics over the three-year period. In conjunction with the announcement of the Proposed Separation of the Company into three publicly-traded companies, Tyco's Compensation and Human Resources Committee approved an amendment to the November 22, 2005 performance share awards, effective July 13, 2006 and contingent on the successful completion of the Proposed Separation, which provides that one-third of the awards will be based on the attainment of certain performance metrics through the end of Fiscal Year 2006 and will continue to vest on the third anniversary of the grant date with the original grant term. The remaining two-thirds of the awards will vest on the third anniversary of the grant date, without regard to the attainment of the performance metrics.

(7)
The amounts shown in the table for fiscal 2006 reflect Tyco contributions made on behalf of the Named Officers under Tyco's qualified defined contribution plan and accruals on behalf of the Named Officers under the non-qualified supplemental savings and retirement plan (also a defined contribution plan) as follows:

Name	Company Matching Contribution (qualified plan)	Company Contribution (non-qualified plan)
Edward D. Breen	$11,000	$144,515
Christopher J. Coughlin	$11,000	$46,030
William B. Lytton	—	$54,115
Juergen W. Gromer	—	—
Thomas J. Lynch	$10,000	$56,398

  As of September 30, 2006, the total account balance for Messrs. Breen, Coughlin, Lytton and Lynch under the Company's qualified and non-qualified contribution plans was $1,070,404, $138,330, $240,696 and $793,457 respectively. The amount shown in the table for fiscal 2006 for Messrs. Breen, Lytton and Lynch also includes taxable payments on their behalf of universal life insurance premiums of $50,405, $32,279, and $24,918, respectively. The amount shown in the table for fiscal 2006 for Messrs. Breen, Coughlin, Lytton and Lynch also includes taxable payments on their behalf of long-term disability insurance and excess disability insurance premiums of $31,522, $1,807, $20,350, and $11,916 respectively. The amount shown in the table for fiscal 2006 for Messrs. Breen, Coughlin, Lytton and Lynch, also includes payments on behalf of them and their spouses of extended care insurance premiums of $15,428, $21,210, $20,855 and $20,974, respectively. The amount in the table for Mr. Lynch includes a relocation benefit in the amount of $1,133.

(8)
Mr. Coughlin's reported bonus for fiscal year 2005 includes a sign-on bonus of $100,000.

24            2007 Proxy Statement

Option Grants in Last Fiscal Year

        The following table shows all grants of stock options to the Named Officers during fiscal 2006 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

Named Officer	No. of Securities Underlying Options Grant	Percentage of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)(2)	Expiration Date	Grant Date Present Value ($)(4)
Edward D. Breen	500,000	4.64%	$29	11/21/2015	$4,678,850
Christopher J. Coughlin	250,000	2.32%	$29	11/21/2015	$2,339,425
William B. Lytton	161,000	1.50%	$29	11/21/2015	$1,506,590
Juergen Gromer	107,333	1.00%	$29	5/21/2016(3)	$1,004,390
	53,667	0.50%	$29	11/21/2015	$502,200
Thomas Lynch	140,000	1.30%	$29	11/21/2015	$1,310,078

(1)
Represents the percentage of all options granted in fiscal 2006 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

(2)
Options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date. Except as indicated for Dr. Gromer, options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.

(3)
Represents the two-thirds portion of Dr. Gromer's total option grants that are made with respect to his Swiss employment services.

(4)
Pursuant to SEC rules, the amounts report reflect a grant date present value calculated using the Black-Scholes option-pricing model, which is a method of calculating the hypothetical value of options on the date of grant. The following assumptions were used in calculating the Black-Scholes values: expected time of exercise of five years; risk-free interest rate of 4.20%; assumed annual volatility of underlying Tyco International common shares of 34%; and dividend yield on Tyco International common shares of 1.4%. The interest rate represents the yield of a zero coupon U.S. government bond on the grant date with a maturity date similar to the expected life of the option. The assumed annual volatility was calculated based on ten years of historical Tyco International share price movements and the grant date implied volatility rates for exchange traded options on Tyco International shares. The dividend yield is based on the most recent dividend payment prior to grant by Tyco International and the grant date price of Tyco International common shares.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table summarizes the exercise of options on Tyco International common shares by the Named Officers during the fiscal year ended September 29, 2006 and the number and value of unexercised options on Tyco International common shares held by such officers as of the end of the fiscal year.

			No. of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the Money Options Held at Fiscal Year End(1)
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward D. Breen	*	*	7,150,000	1,900,000	$117,638,000	$14,368,000
Christopher J. Coughlin	*	*	116,668	483,332	*	*
Willam B. Lytton	*	*	915,001	410,999	$9,476,086	$13,750
Juergen Gromer	450,000	$5,486,685	2,365,309	419,332	$855,350	$15,125
Thomas Lynch	*	*	343,334	411,666	*	*

(1)
Based on the price of $27.96, which is the average of the high and low prices of Tyco common shares on the NYSE on September 29, 2006.

2007 Proxy Statement            25

Retirement Plans

        Messrs. Breen, Lytton and Dr. Gromer participate in defined benefit retirement plans ("pension plans") maintained by Tyco or a subsidiary, as described below.

        As part of his employment agreement, Mr. Breen is provided with a Supplemental Retirement Benefit. Commencing at age 60, or upon his retirement if after age 60, Mr. Breen will receive a monthly annuity based upon 50% of the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by any prior employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, increased at a specified interest rate. One-half of the monthly amount will continue to his surviving spouse in the event of his death. Mr. Breen's normal retirement date is at age 60. Retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that he commences payment of the benefit prior to age 60 and an additional 0.25% each month or partial month prior to age 60 if his termination of employment is voluntary without good reason or for cause (as such terms are defined in his employment agreement). Subject to certain limitations, Mr. Breen may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or installments. Mr. Breen recently made an election to receive payment in the form of a lump sum to commence at the later of (i) termination of employment or (ii) attainment of age 60 in accordance with transition rules to recently enacted tax legislation.

        The following table shows the estimated annualized benefits payable under the terms of Mr. Breen's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life and 50% survivor annuity upon normal retirement at age 60.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$3,250,000	$1,625,000	$1,625,000	$1,625,000
$3,350,000	$1,675,000	$1,675,000	$1,675,000
$3,450,000	$1,725,000	$1,725,000	$1,725,000
$3,550,000	$1,775,000	$1,775,000	$1,775,000
$3,650,000	$1,825,000	$1,825,000	$1,825,000
$3,750,000	$1,875,000	$1,875,000	$1,875,000
$3,850,000	$1,925,000	$1,925,000	$1,925,000
$3,900,000	$1,950,000	$1,950,000	$1,950,000

        Mr. Breen is currently age 50 and has four years of service. The amounts in the table shown above would be reduced by Mr. Breen's prior employer offset of $55,000 per year at normal retirement and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Breen's pension benefit, as well as his prior employer offset, vest ratably each month over his first five years of service; he was 83% vested as of September 30, 2006. Upon a change of control, Mr. Breen's benefit becomes fully vested and is paid out immediately.

        As part of his employment agreement, Mr. Lytton is provided with a Supplemental Retirement Benefit. Commencing at age 62, or upon his retirement if after age 62, Mr. Lytton will receive a monthly annuity based upon the product of 6.25% multiplied by his years of service with Tyco, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined

26            2007 Proxy Statement

contribution plans, adjusted to reflect any earnings. Mr. Lytton's normal retirement date is at age 62; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that the benefit commences prior to age 62. Subject to certain limitations, Mr. Lytton may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or other annuity form. Mr. Lytton recently made an election to receive payment in the form of a lump sum upon termination of employment in accordance with transition rules to recently enacted tax legislation.

        The following table shows the estimated annualized benefits payable under the terms of Mr. Lytton's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life annuity upon normal retirement at age 62.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$1,400,000	$437,500	$875,000	$1,312,500
$1,650,000	$515,625	$1,031,250	$1,546,875
$1,900,000	$593,750	$1,187,500	$1,781,250
$2,150,000	$671,875	$1,343,750	$2,015,625
$2,400,000	$750,000	$1,500,000	$2,250,000
$2,650,000	$828,125	$1,656,250	$2,484,375
$2,900,000	$906,250	$1,812,500	$2,718,750
$3,150,000	$984,375	$1,968,750	$2,953,125
$3,400,000	$1,062,500	$2,125,000	$3,187,500
$3,650,000	$1,140,625	$2,281,250	$3,421,875
$3,900,000	$1,218,750	$2,437,500	$3,656,250

        Mr. Lytton is currently age 58 and has four years of service. The amounts in the table shown above would be reduced by any amounts attributable to benefits provided under a defined benefit plan maintained by his immediately preceding employer (vesting ratably each month over eight years) and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Lytton's pension benefit vests ratably each month over his first five years of service; he was 80% vested as of September 30, 2006. Upon a change of control, Mr. Lytton's benefit becomes fully vested and is paid out immediately.

        All eligible employees of Tyco Electronics paid in Germany are entitled to receive retirement benefits from Tyco. Tyco has established a pension benefit plan solely for this purpose. Dr. Gromer, as an employee of Tyco Electronics in Germany, is entitled to receive from Tyco upon retirement at age 65, a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement, and his years of service with Tyco at the time of his retirement.

        The following table sets forth the estimated annual benefits payable under the pension plan for the annualized monthly salary as of three years prior to retirement and the years of credited services

2007 Proxy Statement            27

specified in the table. Under the pension plan, no more than a maximum of 30 years of credited service may be recognized for benefit accrual purposes.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Retirement
Annualized Monthly Salary as of Three Years Prior to Retirement
	15	20	25	30	35
$944,617	$354,110	$495,991	$648,819	$812,492	$812,492
$1,272,993	$494,397	$688,195	$895,486	$1,116,269	$1,116,269
$1,601,368	$639,199	$884,900	$1,145,873	$1,422,121	$1,422,121
$1,929,745	$788,520	$1,086,081	$1,399,925	$1,730,052	$1,730,052
$2,258,121	$942,356	$1,291,736	$1,657,638	$2,040,057	$2,040,057
$2,586,497	$1,100,710	$1,501,870	$1,919,013	$2,352,140	$2,352,140
$2,914,872	$1,263,581	$1,716,480	$2,184,053	$2,666,298	$2,666,298
$3,243,249	$1,430,968	$1,935,568	$2,452,756	$2,982,536	$2,982,536
$3,571,625	$1,602,872	$2,159,130	$2,725,124	$3,300,848	$3,300,848
$3,900,000	$1,779,293	$2,387,170	$3,001,151	$3,621,236	$3,621,236

Converted form Euro using a conversion ratio of 1.27013 USD to 1 EUR.

        The annual benefits shown in the table assume the employee would receive his retirement benefits under the pension benefits plan in the form of a straight life annuity upon normal retirement at age 65. The retiree is required to pay medical and long-term care insurance, as well as taxes from the benefit provided under the pension benefits plan. In addition to this pension, at September 30, 2006, Dr. Gromer had accrued a taxable pension payable at retirement by an insurance company in the amount of 3,386 EUR annually.

        The compensation of Dr. Gromer covered by the pension benefits plan is his base salary amount excluding statutory payments for Christmas and vacation pay. Dr. Gromer's current covered compensation is EUR 743,717.

        As of September 29, 2006, for purposes of calculating benefits accrued under the pension plan, Dr. Gromer has 28 years and 9 months of credited service with Tyco.

Employment, Retention and Severance Agreements

        Tyco has entered into employment agreements with Messrs. Breen and Lytton. Tyco Electronics Logistics AG, a subsidiary of the Company, has entered into an employment agreement with Dr. Gromer. Mr. Coughlin and Mr. Lynch do not have employment agreements, but participate in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives and the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives.

  Employment Agreement with Edward D. Breen

        Our employment agreement with Mr. Breen is dated as of July 25, 2002 and is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002. The agreement provides for Mr. Breen to serve as our President, Chief Executive Officer and Chairman for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Breen at the end of the initial term or any additional term. Under the agreement, Mr. Breen is entitled to an annual base salary of at least $1,500,000 and is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board.

        The agreement provides the following terms for certain stock awards Mr. Breen received when he joined the Company: (i) all awards are subject to the terms and conditions of the long-term incentive plan; (ii) upon a change in control of Tyco, all of the awards vest in full and are exercisable for their

28            2007 Proxy Statement

full term and upon hire become immediately payable; (iii) upon termination of Mr. Breen's employment due to death or disability, all of the awards fully vest and options remain exercisable for one year; and (iv) upon termination of Mr. Breen's employment by Tyco for reasons other than cause or disability, or upon termination by Mr. Breen with good reason, all awards vest in full and the options remain exercisable for the remainder of their term notwithstanding the termination of employment, and the deferred stock units granted upon hire become immediately payable. Cause, disability, change in control and good reason are each defined in the agreement.

        Mr. Breen is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to have premium payments made with respect to a universal insurance policy with a death benefit of at least $1,000,000 and accidental death and dismemberment insurance of at least $2,000,000, supplemental retirement benefits (as described under the "Retirement Plans" section above), certain tax gross-up payments, including a gross-up for relocation expenses, a gross-up for New York City or New York State taxes incurred due to temporary assignment or the performance of his duties and a full gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, and certain relocation, travel and other perquisites.

        In the event that Mr. Breen's employment is terminated by Tyco other than for cause or disability or upon termination by Mr. Breen for good reason, then, provided that Mr. Breen executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Breen a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, and to offer him continued participation in our health and welfare plans for a period of three years. If Mr. Breen is unable to continue participating in Tyco's health and welfare plans, we are required to reimburse the amount Mr. Breen pays for individual coverage, up to two times the amount we would have paid to provide the benefits if Mr. Breen had been an employee, with a tax gross-up on the amount of such reimbursement. "Good reason" includes any termination by the executive during the 30-day period immediately following the first anniversary of the date of a change in control or the breach of representations made by Tyco, if such breach has a material adverse impact on Tyco. The agreement restricts Mr. Breen from soliciting Tyco's managerial employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. or its successors have agreed, pursuant to the agreement, to indemnify Mr. Breen to the fullest extent permitted by law and under Tyco's Bye-laws.

        On January 13, 2006, Tyco announced that its Board has approved a plan to separate the Company into three separate, publicly traded companies—Tyco Healthcare, Tyco Electronics and a combination of Tyco Fire & Security and Engineered Products and Services. In connection with the Proposed Separation, Mr. Breen delivered a letter to the Board waiving any and all claims that any change in position, authority, duties or responsibilities contemplated by and directly resulting from the Proposed Separation constitutes "Good Reason" under Section 7(e)(i) of the Employment Agreement or a transfer of employment from the Company to an affiliate of the Company in connection with such transactions constitutes a termination of employment for purposes of the Employment Agreement. The Proposed Separation is not deemed a change in control of Tyco.

  Employment Agreement with William B. Lytton

        Our employment agreement with Mr. Lytton is dated as of September 30, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. On September 30, 2004, the agreement was amended to make several administrative changes. A copy of the amendment is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. The agreement provides for Mr. Lytton to serve as our Executive Vice President and General Counsel for an initial term of two years and, thereafter, for additional successive terms of

2007 Proxy Statement            29

one year each unless the agreement is terminated by Tyco or Mr. Lytton at the end of the initial term or any additional term. Under the agreement, as amended, Mr. Lytton is entitled to an annual base salary of at least $675,000. Mr. Lytton is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board.

        Mr. Lytton is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel and tax gross-up benefits. He also receives an annual allowance of 10% of his base salary, not to exceed $70,000, under our Flexible Perquisite Plan for U.S. Executives, payable quarterly, to be used to cover items not otherwise covered under our benefit programs or expense reimbursement policies.

        In the event that Mr. Lytton's employment is terminated by Tyco other than for cause or by Mr. Lytton for good reason, then, provided that Mr. Lytton executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Lytton a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits, to offer him continued participation in our health and welfare plans for a period of three years, and to permit him to exercise his vested options for a period of three years. In the event that Mr. Lytton's employment is terminated in connection with or following a change in control (as defined in the agreement), then Tyco is obligated to pay Mr. Lytton a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits, and to vest all of his outstanding equity awards, with options remaining exercisable for their full term. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of representations made by Tyco if such breach has a material adverse impact on Tyco. The agreement restricts Mr. Lytton from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Lytton to the fullest extent permitted by law and under Tyco's Bye-laws. As of the date of this filing, Mr. Lytton has not waived his right to "Good Reason" termination as provided in his employment agreement. The Proposed Separation is not deemed a change in control of Tyco.

  Employment Agreement with Juergen Gromer

        Tyco Electronics Logistics AG ("TELAG"), a Swiss company that is the Company's European logistics and distribution subsidiary for the Electronics segment, entered into an employment agreement with Dr. Gromer effective October 1, 1999, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The agreement provides for Dr. Gromer to serve as Chairman and CEO of TELAG for an indefinite term, which can be terminated as of the end of any calendar month upon six months' notice. Both Dr. Gromer and TELAG also have the right to terminate the agreement for good cause. Under the agreement, Dr. Gromer is entitled to annual compensation, to be determined each year by agreement with the Tyco Board. If the parties cannot agree on a compensation package in any year, Dr. Gromer's compensation will remain unchanged for the following year. Dr. Gromer is entitled to four weeks of vacation each year. Any unused vacation time may be taken in the following year; otherwise, it is forfeited. Dr. Gromer is entitled to reimbursement for expenses and fulfillment of his German social security contributions in accordance with company policies. As a condition to the contract, Dr. Gromer is required to comply with Tyco

30            2007 Proxy Statement

Electronics' policies regarding non-competition, confidentiality and intellectual property, and has entered into separate agreements on these matters. Dr. Gromer's agreement is subject to Swiss law. The Proposed Separation is not deemed a change in control of Tyco.

        On March 22, 2006, Dr. Gromer and the Company entered into a Retention Agreement providing Dr. Gromer with a monetary benefit equal to two times his annual base salary and target bonus in exchange for Dr. Gromer's continued service under his current agreement with TELAG for a period of no less than two years after the closing of the Proposed Separation of the Company.

  Participation in Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives by Christopher Coughlin and Thomas Lynch

        Messrs. Coughlin and Lynch each participate in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives (the "Severance Plan"), which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Under the Severance Plan, upon involuntary termination of employment (other than for cause, disability or death), provided that the executive executes a general release in favor of Tyco, the company is required to pay the Executive's base salary and target bonus for 24 months (which bonus may be payable in installments or a lump sum as determined by the administrator of the plan). In addition, the executive could be eligible for a pro-rated annual bonus for the year in which his employment terminates, in our discretion under the bonus plan. The Executive would also receive: (i) continued vesting of his outstanding stock options for 12 months and 12 months to exercise vested stock options (unless a longer period is provided in his option agreements); (ii) continuation of health and dental benefits for 24 months at active employee rates; and (iii) in our discretion, outplacement services for up to 12 months. Any unvested restricted stock and restricted stock units are forfeited. As a condition of receiving the foregoing benefits, the plan requires the executive to agree to covenants providing for the confidentiality of our information, one year noncompetition, two years of nonsolicitation of our employees and customers, and non-disparagement. "Cause" is defined as substantial failure or refusal to perform duties and responsibilities of the executive's job, violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft, violation of our rules or policy, or other misconduct that has or could have a serious and detrimental impact on Tyco and its employees.

        Messrs. Coughlin and Lynch are also entitled to benefits under the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives. This program replaces the benefits under the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives described above, or any other severance arrangement (other than certain individually-negotiated arrangements, such as those described above for Messrs. Breen and Lytton), in the case of certain terminations of employment in connection with a change in control of Tyco. Upon termination of the Executive's employment by Tyco or a subsidiary for any reason other than cause (as defined in the plan), disability, or death, or upon resignation by the Executive within 180 days following an event that constitutes good reason (as defined in the plan), in each case occurring within 60 days before or two years after a change in control of Tyco, the Executive is entitled to the following under the Plan: (i) in the case of Mr. Coughlin 2.99 times, and in the case of Mr. Lynch two times, his (a) annual base salary, and (b) annual target bonus, (ii) continued participation for 36 months under Tyco's medical, dental and health care reimbursement account plans as in effect on the date of termination of employment (or generally comparable coverage and subject to payment of premiums applicable to active employees); (ii) pro-rated annual bonus for the year in which the termination of employment occurs; (iii) full vesting of all stock options; (iv) continued exercisability of all stock options for the greater of the period set forth in each option agreement covering such options, or 12 months following termination of employment, but in no event beyond the original expiration date of the option; (v) full vesting of time-based restricted stock; (vi) full vesting of performance-based restricted stock subject to the plan administrator's determination that applicable performance requirements have been or would be

2007 Proxy Statement            31

attained; and (vii) in Tyco's discretion, up to 12 months of outplacement services. Cash severance benefits are paid in a single lump sum payment following the Executive's execution of a general release of claims. The Executive also must agree to non-competition, confidentiality and non-solicitation provisions, and benefits may be cancelled or recovered if he does not comply with those provisions or violates the release of claims. In the event that payments to the executive would be subject to Internal Revenue Code Section 4999 excise taxes as a result of the change in control, the Executive's benefits would be reduced to the maximum amount payable without triggering excise tax liability, but only if the Executive's after-tax benefits applying the reduction exceed his after-tax benefits without the reduction. The Proposed Separation is not deemed a change in control of Tyco.

Equity Compensation Plan Information

        The following table provides information as of September 29, 2006 with respect to Tyco's common shares issuable under its equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION as of September 29, 2006
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2004 Stock & Incentive Plan(1)	51,755,204	$31.43	160,657,713
LTIP(2)	28,195,141	$33.41	—
1994 Restricted Stock Plan(4)	225,674	—	—
ESPP(5)	—	—	9,426,335

Subtotal	80,176,019	—	170,084,048

Equity compensation plans not approved by security holders
LTIP II(3)	45,114,700	$33.23	—
SAYE(6)	1,364,749	$23.89	6,829,222
Irish Bonus Plan(5)	—	—	1,171,975

Subtotal	46,479,449	—	8,001,197

Total	126,655,468	—	178,085,245

(1)
The Tyco International Ltd. 2004 Stock and Incentive Plan provides for the award of stock options, restricted shares and other equity and equity-based awards to Board members, officers and non-officer employees. Amount shown under shares outstanding includes 89,635 DSUs, 47,735 DSUs credited to DSU accounts due to dividend equivalents earned on each DSU account, 1,250 miscellaneous stock award shares, 8,284,131 restricted shares and 1,709,760 restricted stock units. Amount shown under shares available reflects the aggregate shares available under LTIP, LTIP II and the 2004 Stock and Incentive Plan. Shares available under LTIP and LTIP II in March 2004 were rolled into the 2004 Stock and Incentive Plan as of the inception of the Plan.

(2)
The Tyco International Ltd. Long Term Incentive Plan ("LTIP") allows for the grant of stock options and other equity or equity-based grants to Board members, officers and non-officer employees. Amounts shown exclude 8,694,553 outstanding stock options assumed in connection with acquisitions at a weighted-average exercise price of $44.75. No additional options may be granted under those assumed plans. Amount shown includes 1,783,667 DSUs, 7,229 DSUs credited to DSU accounts due to dividend equivalents earned on each DSU account, 34,600 promissory shares and 7,500 restricted shares. Promissory shares are used for employees in countries that

32            2007 Proxy Statement

  require taxes to be paid at grant, rather than at vesting. The shares will be issued at vesting. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP. The shares granted under the LTIP will be issued at vesting under the 2004 Stock and Incentive Plan.

(3)
LTIP II allows for the grant of stock options and other equity or equity-based grants to employees who are not officers of Tyco. Under this plan, non-officer employees or former employees of Tyco or a subsidiary could receive: (i) options to purchase Tyco common shares; (ii) stock appreciation rights; (iii) awards payable in cash, common shares, other securities or other property, based on the achievement of performance goals; (iv) dividend equivalents, consisting of a right to receive payments equivalent to dividends declared on Tyco common shares; and (v) other stock-based awards as determined by the Compensation and Human Resources Committee. The exercise price of options and stock appreciation rights would generally be fair market value on the date of grant, but could be lower in certain circumstances. No individual could receive awards for more than 12,000,000 shares in any calendar year. Terms and conditions of awards were determined by the Committee. Awards could be deferred, and could be payable in any form the Committee determined, including cash, Tyco common shares, other securities or other property. The Committee may modify awards in recognition of unusual or nonrecurring events, including a change of control. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP II. The shares granted under the LTIP II will be issued at vesting under the 2004 Stock and Incentive Plan.

(4)
The 1994 Restricted Stock Ownership Plan for Key Employees ("1994 Restricted Stock Plan") provides for the issuance of restricted stock grants to officers and non-officer employees. The 1994 Restricted Stock Plan expired in November 2004, thus no additional grants of restricted stock will be made under this plan as of November 2004.

(5)
This table includes an aggregate of 10,598,310 shares available for future issuance under the Tyco Employee Stock Purchase Plan ("ESPP") and the Tyco International (Ireland) Employee Share Scheme ("Irish Bonus Plan"), which represents the number of remaining shares registered for issuance under these two plans. All of the shares delivered to participants under the ESPP and Irish Bonus Plan are purchased in the open market. The Irish Bonus Plan is a profit sharing plan for employees of Irish subsidiaries of the Company. Upon the achievement of pre-established budget targets, eligible participants receive a bonus payment in the form of common shares of the Company, or, if the participant elects, in cash. In addition, eligible participants can elect to have a portion of their salary withheld to purchase additional shares, up to a maximum of the lesser of the 7.5% of annual salary or the amount of annual bonus paid in shares. In addition, the value of the shares received as bonus and purchased with withheld salary cannot exceed €12,700. Bonuses paid in shares and the portion of salary used to purchase additional shares are not subject to income tax, provided the shares are held for the periods described below. All shares received by the employee are held by a trustee on behalf of the employee, and cannot be sold or transferred for at least two years. Shares sold or transferred after two years but before three years from receipt are subject to income tax. The shares received or purchased under the plan receive dividends, which are distributed by the trustee on an annual basis.

(6)
The Tyco International Ltd. UK Savings Related Share Option Plan ("SAYE") is a UK Inland Revenue approved plan for UK employees pursuant to which employees may be granted options to purchase shares at the end of three years of service at a 15% discount off the market price at time of grant. Employees make monthly contributions that are, at the election of the employee, used for the purchase price or returned to the employee. The total amount of shares that may be purchased at the end of the three years of service is equal to the total of the monthly contributions, plus a tax-free bonus amount equal to a multiple of the aggregate amount of monthly contributions, divided by the option price. An option will generally be exercisable only during the period of six months following the three-year period. The plan is administered by the Company's International Benefits Oversight Committee, appointed by the Compensation and Human Resources Committee. The International Benefits Oversight Committee, among other things, determines when to grant options and sets the option price.

2007 Proxy Statement            33

BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Committee Membership and Duties

        The Compensation and Human Resources Committee of the Board of Directors (the "Committee") is responsible for the Company's executive compensation strategies, structure, policies and programs. It reviews, analyzes and approves the design of executive compensation programs and the compensation of Tyco's Senior Executives (as defined herein), including officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, and executive officers reporting directly to the CEO ("Senior Officers"). The Committee submits its recommendations regarding compensation for Senior Officers to the independent directors of the Board for review and approval.

        The Committee annually prepares this report on executive compensation for inclusion in the proxy statement. The recently amended SEC executive compensation disclosure requirements will be incorporated in the 2008 Annual General Meeting's proxy statement, the year in which the new rules become effective with respect to the Company. Nevertheless, we have endeavored to reflect many of the principles of the amended rules in this report.

        The Committee's charter reflects its responsibilities for executive compensation strategies, programs and decisions. The Committee and the Board review the charter at least annually, making revisions as appropriate. Pursuant to its charter, the Committee's duties and responsibilities also include evaluation of the performance of the Chief Executive Officer and review of individual performance of other Senior Officers and senior executives; establishment and oversight of officer stock retention and ownership guidelines; and review of management succession planning and of the Company's human resources strategies. As part of its regular oversight of compensation policies and practices, the Committee periodically reviews any contractual commitments or plans which may result in payments to executives, including existing executive contracts, change in control arrangements, severance plans and potential severance obligations, and executive retirement benefit obligations, as discussed below.

        During fiscal 2006, the Committee has also been closely involved in review and oversight of human resources issues, strategies and decisions related to the Proposed Separation.

        The Committee's membership is determined by the Board and is composed entirely of independent directors. During fiscal 2006, its members were Mackey J. McDonald (Chair), Dennis C. Blair, George W. Buckley, and Rajiv L. Gupta. George W. Buckley resigned from the Board on December 7, 2005 after assuming a new CEO role. There were seven formal meetings of the Committee in fiscal 2006. In addition, Committee action was required regularly during the course of the year to review and approve compensation actions in connection with staffing the senior leadership teams of each of the new public companies being formed as a result of the Proposed Separation.

  Overview of Compensation Philosophy and Programs

        Our compensation philosophy and strategy is intended to align reward levels closely with achievement of business performance objectives and creation of shareholder value, to attract and retain the most talented and effective employees and management, and to enhance our corporate governance processes. Accordingly, key objectives of the Company's compensation philosophy are to:

  •
  Reward superior performance at competitive levels;

  •
  Be simple, transparent and easy to communicate;

  •
  Support our talent strategy by permitting the flexibility required to differentiate based on individual performance and potential; and

34            2007 Proxy Statement

  •
  Provide an appropriate balance of risk and reward.

        We expect the design and implementation of compensation programs to support and reinforce the Tyco corporate values that have been broadly communicated by the Chief Executive Officer and other senior leaders throughout the Company—Integrity, Excellence, Teamwork and Accountability—and to link annual incentive opportunities to business performance.

        The Committee has independently engaged the compensation consultant, Watson Wyatt, to advise the Committee in the development of the Company's compensation programs and practices. In addition, as appropriate, the Committee looks to the executive compensation group in the Company's human resources department to support the Committee in its work. While the Committee values input and advice from these sources, it exercises its independent judgment in reaching its decisions. We are cognizant of the competitive environment in which we must compete for superior executive talent and seek to maintain a compensation strategy that is competitive in the industries in which we do business. We also expect Tyco executives to achieve financial and strategic goals and consistently raise their performance bar. In evaluating compensation program design and authorizing bonus or equity grant pools under these programs, the Committee takes into account many factors, such as total compensation opportunity, total compensation related expense, percentage of net income allocated to compensation related costs, and share usage. In setting compensation ranges and determining individual executive compensation within those ranges, the Committee has reviewed the total compensation of each Senior Officer and any employee whose base salary is, or will as a result of a proposed compensation action be, $350,000 or more ("Senior Executive"). During 2006, we revised the threshold base salary for Senior Executives requiring Committee review and approval to $400,000, but retained the $350,000 threshold with respect to compensation actions related to future post-Separation executives of the new public companies.

        In reaching its compensation decisions or, in the case of Senior Officers, its recommendations to the Board, the Committee undertakes a detailed review of both total compensation and each compensation element, relative to competitive benchmark data derived from a combination of available proxy data, market surveys and analysis and recommendations presented by our outside compensation consultant. We also take into consideration our evaluation of the scope, complexity and degree of challenge of each role, and the performance of each such individual. We are committed to hiring and retaining the best executive talent and paying competitively, when such pay is merited by performance, and to retaining, developing and motivating talented executives.

        Each year, the Committee reviews the Company's key executive compensation programs to assure alignment between the interests of executives and shareholders and the external competitiveness of the total compensation opportunities. The Committee determines what, if any, changes are appropriate in the compensation programs of the Company. During 2006, in addition to the Committee's critical review of 2006 annual incentive payouts and equity grants, the Committee conducted an in-depth review of all Senior Officer and Senior Executive employment agreements (including potential severance obligations under such agreements). During 2006, the Committee also reviewed existing stock ownership and retention guidelines, change in control arrangements, severance plans, executive retirement benefit obligations, and aircraft usage policy. The Tyco International (U.S.) Severance Plan for U.S. Officers and Executives and the Tyco International (U.S.) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives provide basic severance levels between 1.0 and 2.99 times annual cash compensation, with no provision for automatic reimbursement of any tax under IRC Section 280G with respect to any change in control benefits (except as otherwise provided under a pre-existing employment agreement). Executive retirement and deferred compensation programs were completely restructured in 2005 to provide a new Supplemental Savings and Retirement Plan, which in effect, gives executives an opportunity for retirement savings and matching Company contributions which for non-executive employees is provided only under the Company's Retirement Savings and Investment Plan (a tax-qualified 401(k) plan). This program is the only available executive retirement or deferred compensation arrangement available to U.S. executives (except as otherwise provided under

2007 Proxy Statement            35

a pre-existing employment agreement). The Corporate aircraft policy applies strict rules, limitations and approval protocols for use of corporate aircraft. Based on its evaluation of materials presented, the Committee concluded that such plans and arrangements, most of which were adopted after 2002, remain appropriate and competitive.

        During 2006, in accordance with the Committee's charter, an internal audit was conducted of compensation practices, including appropriate documentation of compensation actions, compliance with the Company's Delegation of Authority and other compensation related control processes. The audit, performed by the internal audit function, which reports directly to the Audit Committee, provides an additional measure of control over compensation matters outside of the Company's management structure. The audit confirmed that compensation practices were in line with all external requirements and internal guidelines and demonstrated significant process improvements over the past three years. The Committee reviewed control process improvements implemented in response to audit recommendations. This internal audit was in addition to the audit and opinion of our independent auditor of our compliance with Sarbanes-Oxley control requirements.

  Elements of Compensation

        To assure the appropriate mix of risk and reward and focus on both short and long term Company performance, we have established three basic components to Tyco's executive compensation program: base salary, annual incentive bonus and long term equity based compensation. The weighting of variable, performance based compensation relative to fixed compensation increases for more senior level executives to link their compensation opportunity with business performance.

        Base Salary    Base salary is generally designed to be competitive with comparable positions in peer group companies. However, each executive's actual salary varies based on the complexity and unique challenges of his or her position, individual skills, experience, background and performance. Benchmark data for corporate executive salaries are also taken into consideration in determining periodic merit increase levels. Base salaries are reviewed at least annually with the Committee and adjusted at 12 to 24 month intervals, depending on competitive salary positioning. During the fiscal year, the Committee reviewed all Senior Officer salaries.

        Annual Incentive Bonus    Annual incentive awards reflect a combination of three key elements: individual target bonus percentages, level of attainment of business performance targets, and individual results and behaviors. Individual annual incentive bonus targets are set within ranges determined by "Career Band"—a system that differentiates reward eligibility and levels based on scope and complexity of an employee's role. These ranges are designed to reflect competitive conditions and to assure that a significant portion of executives' annual cash compensation is performance based.

        Each executive has a target bonus percentage expressed as a percentage of base salary, but actual bonus opportunity ranges from 0% to 200% of target depending on performance against pre-established, objectively determined goals. Bonus targets for Senior Officers range from 65% to 100% of base salary. At the beginning of each fiscal year, the Board reviews and approves an Annual Operating Plan for the Company as a whole and for each business segment. The Committee then reviews and assesses performance goals and approves the proposed design of the annual incentive bonus program and of specific annual incentive goals for each performance measure under the plan. These goals include minimum performance thresholds that must be met to earn any incentive compensation, as well as performance levels required to achieve maximum payouts. Maximum payout levels are intended to be available only for achievement of business performance significantly exceeding target levels.

        In fiscal year 2006, annual incentive bonus opportunities for executives in the corporate headquarters were based on the overall performance of Tyco, using Company earnings per share ("EPS") and total Company free cash flow ("FCF") as the performance measures. Annual incentive bonus opportunity for segment presidents was based upon the Committee's assessment of the respective

36            2007 Proxy Statement

segment's financial performance, evaluated using earnings before interest and taxes ("EBIT") and segment FCF, with a portion of the annual incentive bonus based on the overall EPS and performance of Tyco, using total Company EPS and FCF, as described above. In addition, certain businesses were authorized by the CEO to incorporate a "Key Performance Measure," such as revenue growth, that reflected business needs and objectives of a particular segment or business unit.

        Following determination of year-end results, the Committee assesses proposed bonus pools against Company performance and approves appropriate adjustments, if any, reflecting factors such as unforeseeable obstacles or windfalls, changes in business strategies that impacted performance relative to pre-established goals for the year, or one-time events not reflected in the annual business plan. Adjustments are generally few, and minor. After review, the Committee approves bonus pools based on calculated business results and adjustments. Calculated awards may be adjusted up or down by up to 25% based on behaviors as measured against the Tyco values and on individual performance, provided that such adjustments do not, in the aggregate, increase the calculated bonus pools. This practice encourages differentiation and rewards the highest achievers. The Committee then reviews individual bonus awards for Senior Officers and Senior Executives. The Committee reviews and approves Senior Executive bonuses and, after review, recommends Board approval of Senior Officer bonuses.

        For fiscal 2006, as a result of the Proposed Separation, the Committee approved payment of bonuses at target for employees at the Company's corporate headquarters, other than Senior Officers, but including Senior Executives, subject to +/- 25% individual performance adjustments.

        Annual incentive awards, other than for Senior Officers, are made pursuant to the terms of the Tyco International Annual Incentive Plan ("AIP"). Annual incentive awards for Senior Officers are determined under the 2004 Stock and Incentive Plan ("2004 SIP"). Maximum individual awards equal to a specified percentage of Net Income are approved by the Board at the start of the fiscal year, with the actual amount of their awards determined after the end of the fiscal year, by exercise of negative discretion of the Board, to align actual awards with award levels under the Annual Incentive Plan. For fiscal year 2006, the Board approved payment of bonuses at target to Senior Officers at corporate headquarters, subject to individual performance adjustment and to the approved maximum award levels.

        Long Term Incentive Compensation:    Tyco's long term incentive program is designed to ensure that executives have a continuing stake in the long term success of the Company and to encourage executives to focus on multi-year performance goals that will enhance the value of the Company's stock. The long term incentive program is also designed to create powerful individual retention incentives.

        During 2006, the Committee continued to focus on structuring its equity-based incentive compensation programs to align executive interests with creation of shareholder value. The Committee worked with its outside compensation consultant in evaluating appropriate measures that correlate with shareholder value and considering plan design modifications that would enhance the long term incentive program's reliance on such measures. For fiscal 2006, Tyco's long-term, equity based compensation program consisted of a mix of stock options, restricted stock (or restricted units in certain countries) and, for designated executives, Performance Stock Units tied to the performance measures identified by the Committee. Stock options generally permit an executive to purchase a share of Tyco stock at the stated exercise price, which is the fair market value, defined under the 2004 SIP as the average of the high and low share price on the date of grant. Thus, executives will realize gains from their options only if the Company's stock appreciates in value after the options are granted. Options vest ratably over a multi-year period (typically three years) and have a ten year term to exercise while in active employment, while restricted stock and RSUs granted in fiscal 2006 and prior years "cliff" vest fully after three years. Under the 2004 SIP, unvested options and restricted shares (or restricted units) and performance stock units are forfeited if an executive voluntarily leaves the Company other than due to retirement or disability. The program's design reflects the Committee's

2007 Proxy Statement            37

conviction that use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and that payment of a significant portion of executives' compensation in Tyco equity provides management with a powerful incentive to increase shareholder value over the long term.

        Individual stock option and restricted stock and unit awards reflect position and individual contribution, taking into account equity-based compensation levels for executives in comparable positions at other large diversified companies. The Committee determines long-term incentive award ranges and approves appropriate individual Senior Executive awards within these ranges in the exercise of its discretion, considering these criteria. The Committee reviews Senior Officer recommendations and submits its grant recommendations to the Board for approval. Equity awards made as part of the regular annual grant are made as of the date set by the Committee, after which individual award documents are distributed to grantees. Annual grant dates have not differed for Senior Officers relative to other executives. The Committee's policy is to grant options at fair market value and re-pricing of stock options is not permitted under the 2004 SIP.

        The Company's consistent practice in recent years has been to authorize a pool of shares available for annual equity grants. Starting in fiscal year 2006, annual grant dates were changed from March to November, to facilitate establishment of long term performance goals, if applicable, early in the fiscal year. In fiscal year 2006, the Committee determined the number of shares authorized for annual grant based on a number of factors, including: (i) target grant ranges recommended by the outside compensation consultant to the Committee, (ii) the 6 month average share price; (iii) the mix of options and full value shares; and (iv) the anticipated equity related expense, total annual share usage or "run-rate", which the Committee has kept below 1% of shares outstanding for the past 3 years, and overhang levels. Following the annual grant planning and nomination process, final recommendations within the total authorized share limits are presented to the Committee for review and approval.

        For fiscal year 2006, the Committee approved a grant of Performance Stock Units under a new Performance Share Program for designated senior level executives, in lieu of a portion of time vested stock options, and time vested restricted equity grants. The number of Performance Stock Units to be paid out in shares of Tyco common stock at the end of the performance cycle of October 1, 2005 to September 30, 2008 is based on the achievement of approved performance goals. Twenty percent of named executive officer Performance Stock Unit awards contain the performance feature for fiscal year 2006. Performance Stock Unit goals are based on the Company achieving certain return on invested capital and organic revenue growth goals. The Committee assigned a 25% weighting to the organic revenue growth goal and a 75% weighting to the return on invested capital goal. Payments under the Performance Share Program could vary from 0% to 200% of the target awards based on the level of achievement of the financial goals. Goals for this program were carefully set using a number of internal and external benchmarks and we considered these goals to be challenging to achieve.

        After announcement of the Proposed Separation, the Committee approved an amendment to the Performance Unit awards, contingent on the successful completion of the Separation. The amendment provides that one-third of the awards will be based on the attainment of performance goals through the end of Fiscal Year 2006 (but will continue to vest on the third anniversary of the grant date per the original grant terms), and that the remaining two-thirds of the awards will vest at target on the third anniversary of the grant date, without regard to the attainment of the performance goals. The Committee determined attainment of 3-year Tyco-wide performance goals was no longer practicable as a result of the Proposed Separation.

  Stock Ownership Guidelines

        In 2003, the Board established stock retention and ownership guidelines for all Senior Officers. These guidelines generally require Senior Officers to retain at least 75% of "earned equity awards" until their required ownership levels have been attained, and, thereafter, to retain 25% of subsequently

38            2007 Proxy Statement

earned equity awards for a minimum period of three years after such awards are earned. The ownership level for the Chairman and CEO is ten times base salary. Required ownership levels for other Senior Officers, which may be achieved over a period of time, vary by position and range from two to six times base salary. Senior Officers have either met their target ownership levels or are making good progress towards obtaining these levels, depending on their length of service with the Company. "Earned equity awards" include vested and unvested restricted stock and units, and shares obtained upon option exercise. Both are net of shares withheld or sold to cover the cost of exercise and required minimum tax withholding. During 2006, the Committee reviewed the Stock Ownership and Retention Guidelines ("the Guidelines") and determined that ownership levels, although significantly higher for certain positions than those of peer companies, should be retained. Acting jointly with the Nominating and Governance Committee, during 2006 the Committee approved inclusion of unvested restricted shares in determining compliance with the Guidelines.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit of $1 million on the amount of compensation that may be deducted by Tyco with respect to the Chief Executive Officer and any of the other four most highly compensated officers. However, this limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. It is the Committee's policy to have compensation payable to our executive officers qualify as performance-based and to be deductible for federal income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts, such as the recruitment and retention of key employees. We have endeavored to structure our plans so that annual bonuses, stock options and performance share awards should be fully deductible. DSUs are paid following an executive's termination of employment when the deduction limits of Internal Revenue Code Section 162(m) do not apply (including the anticipated conversion of performance based stock units to time-based awards upon the Proposed Separation of the Company).

Separation of the Company

        The focus of the Committee expanded after Board approval of the Proposed Separation of the Company to include review of human resource strategies and progress related to the separation.

        During 2006 the Committee approved a retention program to be put into place for selected employees who were critical to successful completion of the Proposed Separation or maintenance of essential corporate stewardship functions, and who were significant retention risks. Target retention awards ranged from 25% of base pay to 200% of base pay. None of the Named Executive Officers other than Juergen Gromer (whose retention award was not under the Separation related retention program) received a retention award. Payment of retention bonuses is contingent on successful completion of the Proposed Separation.

        The Committee has regularly reviewed information concerning the progress in each of the key human resources work areas related to the Proposed Separation, including proposed organization structure and reporting relationship, staffing levels, compensation costs, projected stock plan dilution and overhang for the new companies and unvested equity value for new company management post-separation. To help the Committee track separation progress, the Committee has regularly reviewed a "Separation Scorecard", reflecting detailed goals and separation related progress in the areas of staffing, compensation, total compensation costs and, equity conversion. To assure that costs associated with executive compensation are reasonable and appropriate, the Committee has reviewed each compensation action for new hires and individuals promoted into new public company roles, who will either become officers or will have base salaries of $350,000 or more.

Officer Compensation

        The Summary Compensation table on page [25] reports the bonus amounts for Messrs. Breen, Coughlin and Lytton, reflecting payments based on the performance of the Company's 2006 EPS and

2007 Proxy Statement            39

free cash flow goals. The amount awarded to Mr. Coughlin was 25% above his target award, reflecting his expanded leadership responsibilities related to the Proposed Separation and his exceptional performance in his role as CFO. This amount remained below the maximum determined by the Board at the start of fiscal 2006. The amount awarded to Dr. Gromer reflects a cash payment based 80% on the performance of the Company's Electronics segment and 20% on the performance of Tyco overall during fiscal 2006. Mr. Lynch reflects a cash payment based 22% on the performance of the Company's Engineered Products and Services segment for the three month period of the fiscal year that he was President of that segment, 58% on the performance of the Company's Electronics segment for the nine months that he served as CEO of that segment, and 20% on the performance of Tyco overall during fiscal 2006.

        Also, in December 2006, the Committee's compensation consultant conducted a historical pay-for-performance analysis that examined the Company's alignment of pay for performance practices relative to peer group companies. The analysis included a comparison with respect to the following:

  •
  historical realizable pay (cash compensation and current value of in-the-money stock options and restricted stock) value;

  •
  historical realizable pay relative to pay opportunity (grant value of stock options and restricted stock);

  •
  historical financial performance; and

  •
  compensation sharing ratios (compensation realizable as a percentage of specific financial measures).

        Overall, the analysis demonstrated that pay for the CEO and other named executive officers is correlated with financial performance.

        In addition, the Committee has reviewed tally sheets for each Senior Officer, containing information similar to that required under the amended executive compensation rules.

Chief Executive Officer Compensation

        The Compensation and Human Resources Committee and the Nominating and Governance Committee jointly reviewed the performance of our Chief Executive Officer. This evaluation includes use of a CEO scorecard introduced in 2003. The scorecard reviewed elements of personal performance such as leadership, business acumen, selection and development of people, and adherence to principles of corporate governance. In addition, an independent consultant conducted a review of Mr. Breen's leadership behaviors and effectiveness, and provided detailed feedback to Mr. Breen. The results of the CEO performance evaluation process are used by the Board in determining CEO compensation.

        For fiscal 2006, Mr. Breen did not receive an increase to his annual salary, consistent with the Company's practice of extending intervals for senior executive salary adjustments. His resulting annualized salary is $1,625,000. Consistent with the decision to award Annual Performance Bonuses at target to Senior Officers at Tyco corporate headquarters, Mr. Breen earned a fiscal 2006 Annual Incentive of $1,625,000. Design of the CEO, equity awards has been an evolving process. Mr. Breen's initial grant reflected both the high level of risk and buy-out of forfeited value from his prior employer. The initial equity grant covered both 2002 and 2003. In 2004 and 2005, the Committee considered the relatively high level of equity value held by the CEO to be a significant factor in deciding to award premium priced options. For 2006, the form of Mr. Breen's grant was conformed to other senior officers with the inclusion of Performance Stock Units. Thus, in November 2005, the Committee awarded Mr. Breen 140,000 shares of restricted stock, 120,000 Performance Stock Units and 500,000 stock options. The restricted stock granted to Mr. Breen vests on the third anniversary of the grant, while the options granted to Mr. Breen vest in equal installments over a three-year period, with exercise prices per share of $29.00, the fair market price at the date of grant. The Performance Stock Units will vest on the third anniversary of the grant date, with one third of the granted units converting

40            2007 Proxy Statement

to vested restricted shares based on the Company's actual achievement of the performance goals for fiscal year 2006, and the remaining two-thirds of the granted units will convert to vested restricted shares on a 1-for-1 basis. The average price of Tyco common shares in fiscal 2006 was $26.92.

        Under Mr. Breen's leadership as the Company's Chief Executive Officer, the Company increased its organic revenue growth, generated strong cash flow and further strengthened its balance sheet in 2006. In addition to the progress made toward achieving the Proposed Separation, the company also continued to refine its business mix with three acquisitions in targeted growth markets in Healthcare and the disposition of the Printed Circuit Group business in Electronics. Also, the Company recently received a rating of 10 out of 10 from Governance Metrics International on the Company's corporate governance, reflecting Mr. Breen's and the Company's continued commitment to the highest possible corporate governance standards. During fiscal 2006, Mr. Breen met his goals of establishing an effective program management office to assure the successful separation of Tyco into three separate companies; maintaining adequate company-wide control environment and integrating Sarbanes-Oxley processes across the three businesses; defining optimum future company structures to support all three stand alone businesses; staffing the critical functional organizations of the three businesses with effective public company capabilities and realizing sourcing savings of $275 million ($37 million above plan).

        During 2006, the Committee reviewed a full tally sheet analysis prepared by its compensation consultant of the CEO's total compensation, including pension values and severance payments under various scenarios. Based on the performance of the Company and the unique challenges that it faced during fiscal 2006, the CEO's performance evaluation and the Committee's total CEO compensation review, the Committee considers Mr. Breen's level of total compensation, including severance and all pension values, appropriate, and continues to value his outstanding leadership of the Company.

Certain Other Executive Officers

        The remaining four Named Officers are Christopher J. Coughlin, Executive Vice President and Chief Financial Officer, William B. Lytton, Executive Vice President and General Counsel, Juergen Gromer, President and Vice Chairman of Tyco Electronics and Thomas Lynch, Chief Executive Officer, Tyco Electronics. The details of the compensation for these individuals are described in the tables and footnotes above.

Summary

        We are guided by the principle that the Company's total compensation program must not only promote our shareholder's long term value growth, but also be competitive, support our overall strategy and objectives, and provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. The Annual Incentive Plan takes into account Tyco's overall performance, as well as segment and business unit objectives. Annual bonus and long-term awards take into account not only objective financial goals, but also individual performance goals and behaviors that reinforce our core values, including accountability and the highest standards of corporate governance.

Submitted by the Compensation and Human Resources Committee:

Mackey J. McDonald, Chair
Dennis C. Blair
Rajiv L. Gupta

December 8, 2006

Compensation Committee Interlocks and Insider participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Human Resources Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

2007 Proxy Statement            41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In fiscal 2006, there were no transactions with companies where our directors were employed and served as officers that exceeded one percent of the gross revenue of any of these entities or of the Company, which is the threshold set forth in the Company's governance principles. The Company offers a relocation program for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocate in connection with their employment by the Company. Our program covers the cost, either through direct payment or reimbursement, for most of the reasonable expenses associated with relocation, including, but not limited to, disposition of current residence, home finding, home purchase/lease acquisition, temporary living, a miscellaneous allowance equal to one month's salary, and transportation and storage of household goods. In addition, the relocation program provides a tax gross-up on the taxable portion of certain amounts received by or paid on behalf of the employee under the program.

        For our executives, the relocation program includes a buyout provision for the pre-move residence. Tyco has engaged a relocation company to manage the home sale process. The relocation company purchases the home either at an appraised market value or at the value offered by a bona fide third-party purchaser. The relocation company then resells the home. The Company is responsible for any costs associated with the subsequent maintenance and sale of the home, including the payment of a service fee to the relocation company. In 2006, the Company paid $1,132 for costs related to the sale of Mr. Lynch's residence in fiscal year 2005. The benefit was provided under the Company's relocation policy and the cost is considered taxable income to Mr. Lynch and the estimated gross up cost is $759.

42            2007 Proxy Statement

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a graph comparing the cumulative total shareholder return on Tyco common shares against the cumulative total return of the S&P 500 Index and the Dow Jones US Industrial Diversified Index, assuming investment of $100 on September 30, 2001, including re-investment of dividends. The graph below shows the cumulative total return as of the fiscal years ended September 30,, 2002, 2003, 2004, 2005 and 2006.

	9/01	9/02	9/03	9/04	9/05	9/06
Tyco International Ltd.	100.00	31.07	45.15	67.87	62.44	63.43
S&P 500	100.00	79.51	98.91	112.63	126.43	140.08
Dow Jones US Industrial Diversified	100.00	70.41	88.88	109.54	112.15	120.16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco's review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco believes that all of its officers, directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 30, 2006, except for an error in the withholding of common shares to discharge the tax liability incurred upon the vesting of restricted shares in Mr. Meelia's account which occurred on March 7, 2006. A miscalculation by UBS of the necessary number of shares to be withheld resulted in the withholding of additional shares not reported on the Form 4 filed on March 9, 2006. An amended Form 4 for this transaction was subsequently filed on March 20, 2006.

2007 Proxy Statement            43

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is composed of four directors, each of whom the Board has determined meets the independence and experience requirements of the NYSE. The Audit Committee operates under a revised charter approved by the Board in September 2005, which is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, assures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. Tyco's independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States to obtain reasonable assurance that Tyco's consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has reviewed the consolidated financial statements for the fiscal year ended September 29, 2006, and has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements, as well as the report of management and the independent auditor's opinion thereon regarding the Company's internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

        In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 29, 2006 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jerome B. York, Chair
Brian Duperreault
Bruce S. Gordon
Brendan R. O'Neill

December 7, 2006

44            2007 Proxy Statement

PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee to set the auditors' remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as Tyco's independent auditors to serve until the 2008 Annual General Meeting and authorize the Audit Committee of the Board to set their remuneration.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting and they will be available to respond to appropriate questions.

        The Audit Committee and the Board recommend that shareholders vote FOR the appointment of Deloitte & Touche LLP and the authorization of the Audit Committee to set their remuneration.

        The audit report of Deloitte & Touche LLP for fiscal 2006 and 2005 on the Company's consolidated financial statements as of and for the years ended September 30, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion included explanatory paragraphs relating to the Company's adoption of new accounting pronouncements during 2006 and to a change of its measurement date for its pension and post retirement plans from September 30 to August 31.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Tyco by Deloitte & Touche LLP as of and for the fiscal years ended September 29, 2006 and September 30, 2005 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Tyco's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this Proxy Statement are to United States dollars.)

	Fiscal Year 2006	Fiscal Year 2005
	(in millions)	(in millions)
Audit Fees	$90.2	$80.0
Audit-Related Fees	$11.6	$2.2
Tax Fees	$9.2	$10.1
All Other Fees	$0.0	$1.3

Total	$111.0	$93.6

        Audit Fees for the fiscal years ended September 29, 2006 and September 30, 2005 were for professional services rendered for the audits of the consolidated financial statements of the Company, the 2006 audit of management's assessment of internal control, quarterly review of the financial statements included in Tyco's Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements.

        Audit-Related Fees as of the fiscal year ended September 29, 2006 were primarily related to work performed on the anticipated Proposed Separation of the company into three separate legal entities. Audit related fees for the fiscal year ended September 30, 2005 were for assurance and related services associated with acquisition/divestiture due diligence and carve-out audits.

2007 Proxy Statement            45

        Tax Fees as of the fiscal years ended September 29, 2006 and September 30, 2005 were for tax compliance services.

        All Other Fees as of the fiscal year ended September 30, 2005 were for project management, internal audit support services and support for non-financial systems software.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors' independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. All services may not extend for more than 12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

        In accordance with the policy, the Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chair must report all such pre-approvals to the Audit Committee at the next Committee meeting.

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended September 29, 2006 will be presented at the Annual General Meeting. These statements have been approved by Tyco's directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

46            2007 Proxy Statement

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco are located at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 298-9732.

Shareholder Proposals for the 2008 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") intended for inclusion in the Proxy Statement for next year's Annual General Meeting of shareholders must be received by Tyco no later than September 26, 2007. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and the Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an Annual General Meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 7, 2007.

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 29, 2006, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at www.tyco.com or by writing to Attn: Tyco Shareholder Services, Tyco International Ltd., 90 Pitts Bay Road, Second Floor Pembroke HM 08, Bermuda.

General

        The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chief Executive Officer or Chief Financial Officer will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR the election of all 11 nominees to the Board of Directors named on the proxy card and FOR the re-appointment of the independent auditors and authorizing the Audit Committee of the Board to set their remuneration and AGAINST the shareholder proposal on executive compensation. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or Chief Financial Officer will vote the common shares represented by such proxies in accordance with his discretion.

2007 Proxy Statement            47

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
		FOR ALL	WITHHOLD AUTHORITY	FOR ALL EXCEPT
1.	Election of the 11 nominees listed below to the Board of Directors	☐	☐	☐

01 Dennis C. Blair, 02 Edward D. Breen, 03 Brian Duperreault,
04 Bruce S. Gordon, 05 Rajiv. L. Gupta, 06 John A. Krol,
07 H. Carl McCall, 08 Brendan R. O'Neill, 09 William S. Stavropoulos,
10 Sandra S. Wijnberg, 11 Jerome B. York

To vote for all nominees, mark the "For All" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided below.

Exceptions:

		FOR	AGAINST	ABSTAIN
2.	Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

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ADMISSION TICKET

2007 Annual General Meeting
of
Shareholders
of
Tyco International Ltd.
March 8, 2007
9:00 A.M., Local Time

Fairmont Hamilton Princess Hotel
76 Pitts Bay Road
Pembroke HM08, Bermuda

TYCO INTERNATIONAL LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the 2007 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 8, 2007 at 9:00 a.m., local time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke HM08, Bermuda.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen and Christopher J. Coughlin, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors and FOR proposal number 2 as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
Election of the 11 nominees to the Board of Directors.

2.
Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

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In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda:    Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 5:00 p.m. on March 7, 2007.

In the United States:    Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 8, 2007.

In the United Kingdom:    Tyco International Ltd., c/o Tyco Holdings (UK) Limited, Law Department, 7th Floor, Broadgate West, 9 Appold Street, London EC2A 2AP, United Kingdom, by 5:00 p.m. on March 7, 2007.

In Australia:    Tyco International Ltd., c/o Tyco International Pty. Limited, Unit 38, 38 South Street, Rydalmere NSW 2116, Australia, by 5:00 p.m. on March 7, 2007.

QuickLinks

TYCO INTERNATIONAL LTD. NOTICE OF 2007 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 8, 2007
TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
OVERVIEW
CORPORATE GOVERNANCE
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
OTHER MATTERS
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ADMISSION TICKET
2007 Annual General Meeting of Shareholders of Tyco International Ltd. March 8, 2007 9:00 A.M., Local Time Fairmont Hamilton Princess Hotel 76 Pitts Bay Road Pembroke HM08, Bermuda
TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)
/\ FOLD AND DETACH HERE /\